--------------------------------------------------------------------------------

                           Rule 144A DEPOSIT AGREEMENT

--------------------------------------------------------------------------------

                                  by and among

                                   GAFISA S.A.

                                       AND

                                 CITIBANK, N.A.,
                                 as Depositary,

                                       AND

               THE HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME
                 OF RULE 144A GLOBAL DEPOSITARY SHARES EVIDENCED
                     BY RULE 144A GLOBAL DEPOSITARY RECEIPTS
                                ISSUED HEREUNDER


--------------------------------------------------------------------------------

                           Dated as of March 21, 2007

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I

DEFINITIONS.......................................................................................................2
   Section 1.1      "Affiliate"...................................................................................2
   Section 1.2      "Amended and Restated Deposit Agreement"......................................................2
   Section 1.3      "Applicant"...................................................................................2
   Section 1.4      "Beneficial Owner"............................................................................2
   Section 1.5      "Brazil"......................................................................................2
   Section 1.6      "Bylaws"......................................................................................2
   Section 1.7      "CBLC"........................................................................................2
   Section 1.8      "Commission"..................................................................................2
   Section 1.9      "Company".....................................................................................2
   Section 1.10     "Custodian"...................................................................................3
   Section 1.11     "Deliver" and "Delivery"......................................................................3
   Section 1.12     "Depositary"..................................................................................3
   Section 1.13     "Dollars" or "$"..............................................................................3
   Section 1.14     "DTC".........................................................................................3
   Section 1.15     "DTC Participant".............................................................................3
   Section 1.16     "Foreign Currency"............................................................................3
   Section 1.17     "Foreign Registrar"...........................................................................3
   Section 1.18     "Full Entitlement Rule 144A GDR(s)", "Full Entitlement Rule 144A GDS(s)" and "Full
   Entitlement Share(s)"..........................................................................................3
   Section 1.19     "Holder"......................................................................................3
   Section 1.20     "Master Rule 144A GDR"........................................................................3
   Section 1.21     "Partial Entitlement Rule 144A GDR(s)", "Partial Entitlement Rule 144A GDS(s)" and "Partial
   Entitlement Share(s)"..........................................................................................4
   Section 1.22     "Pre-Release Transaction".....................................................................4
   Section 1.23     "PORTAL"......................................................................................4
   Section 1.24     "Principal New York Office"...................................................................4
   Section 1.25     "Qualified Institutional Buyer"...............................................................4
   Section 1.26     "Receipts," "Rule 144A Global Depositary Receipts" or "Rule 144A GDRs"........................4
   Section 1.27     "Registrar"...................................................................................4
   Section 1.28     "Regulation S"................................................................................4
   Section 1.29     "Rule 144A"...................................................................................4
   Section 1.30     "Rule 144A Deposit Agreement".................................................................5
   Section 1.31     "Rule 144A Deposited Securities"..............................................................5
   Section 1.32     "Rule 144A Global Depositary Shares" or "Rule 144A GDSs"......................................5
   Section 1.33     "Rule 144A GDS Record Date"...................................................................5
   Section 1.34     "Securities Act"..............................................................................5
   Section 1.35     "Securities Exchange Act".....................................................................5
   Section 1.36     "Securities Act Legend".......................................................................5
   Section 1.37     "Shares"......................................................................................6
   Section 1.38     "United States" and "U.S."....................................................................7

                                                                                                               Page
ARTICLE II

APPOINTMENT OF DEPOSITARY, BOOK-ENTRY SYSTEM, FORM OF RULE 144A GDRs, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RULE 144A GDRs..........................................................................7
   Section 2.1      Appointment of Depositary.....................................................................7
   Section 2.2      Book-Entry System; Form and Transferability of Rule 144A GDRs.................................7
   Section 2.3      Deposit of Shares............................................................................10
   Section 2.4      Registration of Shares.......................................................................12
   Section 2.5      Execution and Delivery of Rule 144A GDRs.....................................................12
   Section 2.6      Transfer, Combination and Split-up of Rule 144A GDRs.........................................13
   Section 2.7      Surrender of Rule 144A GDRs and Withdrawal of Rule 144A Deposited Securities.................14
   Section 2.8      Limitations on Execution and Delivery, Transfer, Etc. of Rule 144A GDRs; Suspension of
   Delivery Transfer, Etc........................................................................................15
   Section 2.9      Lost Rule 144A GDR, Etc......................................................................16
   Section 2.10     Cancellation and Destruction of Surrendered Rule 144A GDRs; Maintenance of Records.............
   17
   Section 2.11     Partial Entitlement Rule 144A GDSs...........................................................17

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS OF RULE 144A GDSs...........................................17
   Section 3.1      Proofs, Certificates and Other Information...................................................17
   Section 3.2      Liability of Holders and Beneficial Owners for Taxes and Other Charges.......................18
   Section 3.3      Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of
   Shares or Rule 144A GDRs......................................................................................18
   Section 3.4      Compliance with Information Requests.........................................................19
   Section 3.5      Ownership Restrictions.......................................................................19
   Section 3.6      Reporting Obligations and Regulatory Approvals...............................................20

ARTICLE IV

THE RULE 144A DEPOSITED SECURITIES...............................................................................21
   Section 4.1      Cash Distributions...........................................................................21
   Section 4.2      Distributions in Shares......................................................................21
   Section 4.3      Elective Distributions.......................................................................22
   Section 4.4      Distributions of Rights to Purchase Additional Rule 144A GDSs................................22
   Section 4.5      Distributions Other Than Cash, Shares or Rights to Purchase Shares...........................24
   Section 4.6      Distributions with Respect to Rule 144A Deposited Securities in Bearer Form..................25
   Section 4.7      Redemption...................................................................................25

                                                                                                               Page
   Section 4.8      Conversion of Foreign Currency...............................................................26
   Section 4.9      Fixing of Rule 144A GDS Record Date..........................................................26
   Section 4.10     Voting of Rule 144A Deposited Securities.....................................................27
   Section 4.11     Changes Affecting Rule 144A Deposited Securities.............................................28
   Section 4.12     Transmittal by the Depositary of Company Notices, Reports and Communications.................29
   Section 4.13     Taxation.....................................................................................29
   Section 4.14     Available Information........................................................................30

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY....................................................................30
   Section 5.1      Maintenance of Depositary's Office and Register..............................................30
   Section 5.2      Exoneration..................................................................................31
   Section 5.3      Standard of Care.............................................................................32
   Section 5.4      Resignation and Removal of the Depositary; Appointment of Successor Depositary...............32
   Section 5.5      Fees and Charges of Depositary...............................................................33
   Section 5.6      The Custodian................................................................................34
   Section 5.7      Notices and Reports..........................................................................35
   Section 5.8      Issuance of Additional Shares, Etc...........................................................35
   Section 5.9      Indemnification..............................................................................36
   Section 5.10     Pre-Release Transactions.....................................................................37

ARTICLE VI

AMENDMENT AND TERMINATION........................................................................................37
   Section 6.1      Amendment/Supplement.........................................................................37
   Section 6.2      Termination..................................................................................38

ARTICLE VII

MISCELLANEOUS....................................................................................................39
   Section 7.1      Counterparts.................................................................................39
   Section 7.2      No Third Party Beneficiaries.................................................................39
   Section 7.3      Severability.................................................................................40
   Section 7.4      Holders and Beneficial Owners as Parties; Binding Effect.....................................40
   Section 7.5      Notices......................................................................................40
   Section 7.6      Governing Law and Jurisdiction...............................................................41
   Section 7.7      Assignment...................................................................................42
   Section 7.8      Brazilian Law References.....................................................................42
   Section 7.9      Titles.......................................................................................43
   Section 7.10     Amendment and Restatement....................................................................43

                                                                                                               Page
EXHIBIT A        Form of Master Rule 144A GDR...................................................................A-1

EXHIBIT B        Charges of the Depositary......................................................................B-1

EXHIBIT C        Blanket Letter of Representation...............................................................C-1

EXHIBIT D-1      Certification and Agreement..................................................................D-1-1

EXHIBIT D-2      Certification and Agreement..................................................................D-2-1

                AMENDED AND RESTATED RULE 144A DEPOSIT AGREEMENT


      AMENDED AND RESTATED RULE 144A DEPOSIT AGREEMENT, dated as of March 21, 2007, by and among (i) Gafisa S.A., a company organized under the laws of the Federative Republic of Brazil, and its successors (the "Company"), (ii) Citibank, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor as depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners of Rule 144A Global Depositary Shares evidenced by Rule 144A Global Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

                    W I T N E S S E T H     T H A T:

      WHEREAS, the Company and The Bank of New York (the "Original Depositary") previously entered into a Rule 144A deposit agreement, dated as of February 16, 2006 (the "Original Deposit Agreement"); and

      WHEREAS, the Company has duly authorized and has outstanding common shares, without par value (the "Shares"), which are listed for trading on Sao Paulo Stock Exchange (Bolsa de Valores de Sao Paulo, also known as "BOVESPA"); and

      WHEREAS, the Company desires to amend and restate the Original Deposit Agreement and to establish with the Depositary a Rule 144A GDR facility; and

      WHEREAS, such Rule 144A Global Depositary Shares may be resold by the Beneficial Owners of such Rule 144A Global Depositary Shares in accordance with the restrictions on resale set forth in the Securities Act Legend (as hereinafter defined); and

      WHEREAS, the Rule 144A Global Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided; and

      WHEREAS, the Depositary is willing to act as successor depositary for such Rule 144A GDR facility upon the terms set forth in this Rule 144A Deposit Agreement; and

      WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of a Rule 144A GDR facility upon the terms set forth in this Rule 144A Deposit Agreement, the execution and delivery of this Rule 144A Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated.

      Section 1.1 "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Rule 144 promulgated under the Securities Act (as hereinafter defined), or pursuant to a successor regulation thereto.

      Section 1.2 "Amended and Restated Deposit Agreement"shall mean the Amended and Restated Deposit Agreement, dated as of March 21, 2007, by and among the Company, Citibank, N.A., as depositary and any successor as depositary thereunder and all "Holders" and "Beneficial Owners" (as therein defined) from time to time of the American Depositary Shares issued thereunder, as the same may be amended and supplemented from time to time in accordance with the provisions thereof. The terms "American Depositary Shares " shall be as defined in the Amended and Restated Deposit Agreement.

      Section 1.3 "Applicant" shall have the meaning given to such term in
Section 5.10 hereof.

      Section 1.4 "Beneficial Owner" shall mean, as to any Rule 144A GDS, any person or entity having a beneficial interest deriving from the ownership of such Rule 144A GDS. A Beneficial Owner may or may not be the Holder of the Rule 144A GDR evidencing such Rule 144A GDS. A Beneficial Owner shall be able to exercise any right and receive any benefit hereunder solely through the person or entity who is the Holder of the Rule 144A GDR(s) evidencing the Rule 144A GDSs owned by such Beneficial Owner. Person who own beneficial interests in the Rule 144A global depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of Rule 144A GDSs under the terms hereof.

      Section 1.5 "Brazil" shall mean the Federative Republic of Brazil.

      Section 1.6 "Bylaws" shall mean the bylaws of the Company, as in effect from time to time.

      Section 1.7 "CBLC" shall mean Companhia Brasileira de Liquidacao e Custodia S.A., which provides the book-entry settlement system for equity securities in Brazil, or any successor entity thereto.

      Section 1.8 "Commission" shall mean the Securities and Exchange Commission of the United States and any successor governmental agency thereto in the United States.

      Section 1.9 "Company" shall mean Gafisa S.A., a company organized and existing under the laws of Brazil, and its successors.

      Section 1.10 "Custodian" shall mean, as of the date hereof, Banco Itau, having its principal office at Armando De Arruda Pereira, 707 9 Andar Torre Eudoro Villela, Jaba. S. Paulo/SP Cep 04344-902, as custodian for the purposes of this Rule 144A Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.7 as a successor or substitute custodian hereunder. The term "Custodian" shall mean any custodian individually or all custodians collectively, as the context requires.

      Section 1.11 "Deliver" and "Delivery" shall mean, when used in respect of Rule 144A Global Depositary Shares, Receipts, Rule 144A Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, if available.

      Section 1.12 "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America in its capacity as depositary under the terms of this Rule 144A Deposit Agreement, and any successor depositary.

      Section 1.13 "Dollars" or "$" shall mean the lawful currency of the United States.

      Section 1.14 "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

      Section 1.15 "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and funds held in DTC.

      Section 1.16 "Foreign Currency" shall mean any currency other than Dollars.

      Section 1.17 "Foreign Registrar" shall mean the entity which carries out the function of registrar for the Shares and any successor registrar for the Shares.

      Section 1.18 "Full Entitlement Rule 144A GDR(s)", "Full Entitlement Rule 144A GDS(s)" and "Full Entitlement Share(s)" shall have the respective meanings set forth in Section 2.11.

      Section 1.19 "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the Rule 144A GDSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the Rule 144A GDSs evidenced by such Receipt.

      Section 1.20 "Master Rule 144A GDR" shall have the meaning assigned to it in Section 2.2 hereof.

      Section 1.21 "Partial Entitlement Rule 144A GDR(s)", "Partial Entitlement Rule 144A GDS(s)" and "Partial Entitlement Share(s)" shall have the respective meanings set forth in Section 2.11.

      Section 1.22 "Pre-Release Transaction" shall have the meaning assigned to it in Section 5.10 hereof.

      Section 1.23 "PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc.

      Section 1.24 "Principal New York Office" when used with respect to the Depositary, shall be the principal office of the Depositary in New York at which at any particular time its depositary receipts business shall be administered, which, at the date of this Rule 144A Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013.

      Section 1.25 "Qualified Institutional Buyer" shall have the meaning assigned to it under Rule 144A under the Securities Act.

      Section 1.26 "Receipts," "Rule 144A Global Depositary Receipts" or "Rule 144A GDRs" shall mean the certificates issued by the Depositary to evidence Rule 144A Global Depositary Shares issued under the terms of this Rule 144A Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Rule 144A Deposit Agreement. A Rule 144A GDR may evidence any number of Rule 144A Global Depositary Shares. Where the context requires, the term "Receipt" or "Rule 144A GDR" shall refer to the Master Rule 144A GDR. Notwithstanding anything else contained herein or therein, the Rule 144A global depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as Rule 144A GDRs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

      Section 1.27 "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register the ownership and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to this Rule 144A Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Rule 144A Deposit Agreement.

      Section 1.28 "Regulation S" shall mean Regulation S promulgated by the Commission under the Securities Act, as from time to time amended.

      Section 1.29 "Rule 144A" shall mean Rule 144A promulgated by the Commission under the Securities Act, as from time to time amended.

      Section 1.30 "Rule 144A Deposit Agreement" shall mean this Amended and Restated Rule 144A Deposit Agreement and all exhibits hereto, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

      Section 1.31 "Rule 144A Deposited Securities" shall mean Shares at any time deposited under this Rule 144A Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof, subject, in the case of cash, to the provisions of
Section 4.8. The collateral received in connection with Pre-Release Transactions shall not constitute Rule 144A Deposited Securities.

      Section 1.32 "Rule 144A Global Depositary Shares" or "Rule 144A GDSs" shall mean, with respect to any Receipt, the rights and interests in the Rule 144A Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Rule 144A Deposit Agreement and the Rule 144A Global Depositary Receipts issued hereunder. Each Rule 144A Global Depositary Share shall represent two (2) Shares until there shall occur a distribution upon Rule 144A Deposited Securities referred to in Section 4.2 or a change in Rule 144A Deposited Securities referred to in Section 4.11 with respect to which additional Rule 144A Global Depositary Shares are not issued, and thereafter each Rule 144A Global Depositary Share shall represent the Shares or Rule 144A Deposited Securities specified in such Sections. Rule 144A global depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as Rule 144A GDSs issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Rule 144A Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of the Rule 144A Deposit Agreement which prejudices any substantial existing right of "Owners" or "Beneficial Owners" (each as defined in the Original Deposit Agreement) shall not become effective as to "Owners" and "Beneficial Owners" of Rule 144A global depositary shares until the expiration of thirty (30) days after notice of the amendments effected by the Rule 144A Deposit Agreement shall have been given to the "Owners" of Rule 144A global depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

      Section 1.33 "Rule 144A GDS Record Date" shall have the meaning given thereto in Section 4.9.

      Section 1.34 "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

      Section 1.35 "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

      Section 1.36 "Securities Act Legend" shall mean the following statement:

            NEITHER THIS RULE 144A GDR, NOR THE RULE 144A GDSs EVIDENCED HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE OFFER, SALE, PLEDGE OR OTHER

      TRANSFER OF THIS RULE 144A GDR, THE RULE 144A GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY EACH IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDERS AND THE BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS RULE 144A GDR AND THE RULE 144A GDSs EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH RULE 144A GDR, THE RULE 144A GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS RULE 144A GDR, THE RULE 144A GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) TO A PERSON WHOM THE HOLDER AND THE BENEFICIAL OWNER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

            THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GDS MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR THE RULE 144A GDSs.

            EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A GDR OR A BENEFICIAL INTEREST IN THE RULE 144A GDSs EVIDENCED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

      Section 1.37 "Shares" shall mean common shares, without par value, of the Company, validly issued and outstanding, fully paid, nonassessable and issued free of any preemptive rights and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares;

provided, however, that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided, further, that, if there shall occur any change in nominal or par value, split-up or consolidation, exchange, conversion or any other reclassification or event described in Section 4.11 in respect of the Shares, the term "Shares" shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in nominal or par value, split-up or consolidation, exchange, conversion or any other such reclassification or event.

      Section 1.38 "United States" and "U.S." shall have the meaning assigned to it under Regulation S promulgated under the Securities Act.

                                   ARTICLE II

                  APPOINTMENT OF DEPOSITARY, BOOK-ENTRY SYSTEM,
                   FORM OF RULE 144A GDRs, DEPOSIT OF SHARES,
                             EXECUTION AND DELIVERY,
                    TRANSFER AND SURRENDER OF RULE 144A GDRs

      Section 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Rule 144A Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Rule 144A Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any Rule 144A GDSs (or any interest therein) issued in accordance with the terms of this Rule 144A Deposit Agreement or by continuing to hold, from and after the date hereof any Rule 144A global depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Rule 144A Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Rule 144A Deposit Agreement, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Rule 144A Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

      Section 2.2 Book-Entry System; Form and Transferability of Rule 144A GDRs.

      (a) DTC Eligibility. The Company and the Depositary will apply to DTC for acceptance of the Rule 144A GDSs into DTC's book-entry settlement system and shall deliver to DTC a Blanket Letter of Representations substantially in the form attached hereto as Exhibit C. So long as Rule 144A GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, Rule 144A GDSs will be evidenced by a single Master Rule 144A GDR (the "Master Rule 144A GDR") registered in the name of a nominee of DTC (initially "Cede & Co."). As such, the nominee of DTC will be the only "Holder" of the Rule 144A GDR evidencing all Rule 144A GDSs held through DTC. Citibank, N.A. or such other entity as is agreed with DTC may hold the Master Rule 144A GDR as custodian for DTC. Each Beneficial Owner of Rule 144A GDSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such Rule 144A GDSs. DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the Rule 144A GDSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of Rule 144A GDSs. Ownership of beneficial interests in the Master Rule 144A GDR shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its nominee or (ii) DTC Participants.

      If, at any time when Rule 144A GDSs are represented by the Master Rule 144A GDR, DTC ceases to make its book-entry settlement system available for such Rule 144A GDSs, the Company shall consult with the Depositary regarding making other arrangements for book-entry settlement. If it is impracticable without undue effort or expense to continue to have the Rule 144A GDSs available in book-entry form, the Company shall instruct the Depositary to make Rule 144A GDRs available to the Beneficial Owners of Rule 144A GDSs in physical, certificated form, with such additions, deletions and modifications to this Rule 144A Deposit Agreement and the form of Rule 144A GDR attached hereto as Exhibit A and subject to the requirements of any other documents, statements or certifications in connection therewith as the Company and the Depositary may, from time to time, agree. In the event of issuance of certificated Rule 144A GDRs, such Rule 144A GDRs may evidence any whole number of Rule 144A GDSs.

      (b) Form of Rule 144A GDRs. The Rule 144A GDRs shall be typewritten, in the case of the Master Rule 144A GDR, and otherwise shall be engraved, lithographed, printed, or produced in such other form as may be agreed upon by the Company and the Depositary. Rule 144A GDRs shall be issued only in denominations of any whole number of Rule 144A GDSs. The Rule 144A GDRs shall be substantially in the form set forth in Exhibit A to this Rule 144A Deposit Agreement, with appropriate insertions, modifications and omissions, in each case, as otherwise contemplated in the Rule 144A Deposit Agreement or as required by law. Rule 144A GDRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Rule 144A GDRs, provided, that the Master Rule 144A GDR shall not be required to be so countersigned. No Rule 144A GDR and no Rule 144A GDS evidenced thereby shall be entitled to any benefits under this Rule 144A Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Rule 144A GDR shall have been so dated, signed, countersigned and registered. Rule 144A GDRs bearing the facsimile signature of any duly authorized signatory of the Depositary or the Registrar, who was at the time of signature a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding that such signatory has ceased to be so authorized prior to the delivery of such Rule 144A GDR by the Depositary. The Rule 144A GDRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company, (including, without limitation, American Depositary Shares issued under the terms of the Amended and Restated Deposit Agreement,) and which are not Rule 144A GDRs issued hereunder.

      (c) Legends. The Master Rule 144A GDR shall bear such legend(s) as may be required by DTC in order for the Rule 144A GDSs to be accepted in its book-entry settlement system and such other legends as the Company and the Depositary may agree from time to time. The Master Rule 144A GDR shall provide that it shall represent the aggregate amount of Rule 144A GDSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of Rule 144A GDSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.

      The Rule 144A GDR will be endorsed with the Securities Act Legend unless otherwise determined by the Company and the Depositary from time to time. Such legend may be amended from time to time in accordance with Section 6.1 hereof. The Rule 144A GDRs may be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with this Rule 144A Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable law or regulations, or as may be required by the National Association of Securities Dealers, Inc. in order for the Rule 144A GDSs to trade in PORTAL or in another closed market available only to Qualified Institutional Buyers and to securities eligible for resale under Rule 144A, or to conform with any laws or regulations, with the rules of any securities exchange or market on which the Rule 144A GDSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Rule 144A Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which Rule 144A GDSs are held.

      (d) Title. Subject to any limitations set forth in the Rule 144A GDR(s) or in this Rule 144A Deposit Agreement, title to such Rule 144A GDR (and to the Rule 144A GDSs evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that such Rule 144A GDR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Company and the Depositary may deem and treat the Holder of a Rule 144A GDR (that is, the person in whose name a Rule 144A GDR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. The Depositary and the Company shall not have any obligation nor be subject to any liability under this Rule 144A Deposit Agreement or any Rule 144A GDR to any holder of a Rule 144A GDR or any Beneficial Owner unless such holder is the registered Holder of such Rule 144A GDR on the books of the Depositary, or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder of such Rule 144A GDSs registered on the books of the Depositary.

      Section 2.3 Deposit of Shares. From March 21, 2007 and until further instructed by the Company in writing, the Depositary shall not accept any Shares for deposit into the Rule 144A GDR facility created by the Rule 144A Deposit Agreement. Subject to the terms and conditions of this Rule 144A Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares may be deposited by (a) the Company or an Affiliate (subject, in each case, to the terms of Section 5.8), and (b) any persons (other than the Company and its Affiliates), subject, however, to prior delivery to the Depositary by or on behalf of the person acquiring beneficial ownership of the Rule 144A GDSs to be issued in respect of such Shares of a duly completed and signed Certification and Agreement substantially in the form of Exhibit D-1 attached hereto, by (i) in the case of Shares represented by certificates issued in registered form, delivery of the certificates evidencing the Shares accompanied by any appropriate instruments of transfer or endorsement in a form satisfactory to the Custodian and, in the case of Shares represented by certificates in bearer form, delivery of the certificates evidencing the Shares accompanied by the requisite coupons and talons pertaining thereto at the time of the deposit, (ii) in the case of Shares delivered by book-entry transfer, electronic transfer of Shares to the account maintained by the Custodian at CBLC for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from the person depositing such Shares or on whose behalf such Shares are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Rule 144A GDR(s) (if certificated Rule 144A GDRs are then available pursuant to Section 2.2), or make such adjustment to its records, as contemplated by Section 2.2, for the number of Rule 144A GDSs representing such deposited Shares, (y) any payments, including the charges of the Depositary for the making of deposits and the issuance of Rule 144A GDSs (as set forth in Exhibit B hereto), and documents required under this Rule 144A Deposit Agreement and (z) such other documentation as the Depositary and the Company may require.

      The Company shall notify the Depositary and the Custodian in writing in the event that the Shares or Rule 144A Deposited Securities shall be listed on a national securities exchange registered under Section 6 of the Securities Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A(d)(3)(i)). In such event, notwithstanding any other provision of this Rule 144A Deposit Agreement, the Depositary and the Custodian shall refuse to accept for deposit any Shares, unless (i) the person making such deposit shall certify that neither the Shares nor the other Rule 144A Deposited Securities to be deposited were, when issued, of the same class (within the meaning of Rule 144A(d)(3)(i)), as the securities so listed or quoted, and (ii) such Shares are accompanied by evidence satisfactory to the Depositary that such Shares are eligible for resale under Rule 144A.

      The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in
Section 3.5 or under applicable laws. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Rule 144A GDRs to any Holder.

      As a condition to accepting Shares for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company (or that maintained by the Foreign Registrar) is closed, (a) an agreement, assignment, or other instrument satisfactory to the Depositary or the Custodian, that provides for the prompt transfer by the person in whose name the Shares are registered to the Custodian or its nominee of any distribution or right to subscribe for additional Shares or to receive other property in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian, and (b) if the Shares are registered in the name of the person presenting them, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Custodian or its nominee.

      The Depositary agrees to instruct the Custodian to place all Shares and any other securities that are Rule 144A Deposited Securities accepted for deposit under this Rule 144A Deposit Agreement into an account or accounts that are segregated and separate from the account in which any Shares and such other securities of the Company may be held by such Custodian under any other depositary receipt facility pursuant to which depositary receipts evidencing depositary shares representing Shares are issued.

      Notwithstanding anything else contained in this Rule 144A Deposit Agreement, the Depositary shall not be required to accept for deposit or maintain on deposit with the Custodian (a) any fractional Shares or fractional Rule 144A Deposited Securities or (b) any number of Shares or Rule 144A Deposited Securities which, upon application of the ratio of Rule 144A GDSs to Rule 144A Deposited Securities, would give rise to fractional Rule 144A GDSs.

      No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Brazil and any necessary approval has been granted by any governmental body in Brazil, if any, which is then performing the function of the regulator of currency exchange. The Depositary may issue Rule 144A GDSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

      Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Rule 144A Deposit Agreement any Shares or other Rule 144A Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Rule 144A Deposited Securities, or any Shares or Rule 144A Deposited Securities the deposit of which would violate any provisions of the Bylaws. For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to this Rule 144A Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the U.S.

      Section 2.4 Registration of Shares. The Depositary shall instruct the Custodian upon each delivery of certificates representing registered Shares being deposited hereunder with the Custodian (or other Rule 144A Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such certificate(s), together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Foreign Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either. Rule 144A Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

      Section 2.5 Execution and Delivery of Rule 144A GDRs. The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) that such Shares have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders' register maintained by or on behalf of the Company if registered Shares have been deposited or if deposit is made by book-entry transfer, confirmation of such transfer in the books of CBLC and
(iii) the person or persons to whom or upon whose written order the Rule 144A GDR(s) are deliverable in respect thereof and the number of Rule 144A GDSs to be evidenced thereby or, if DTC's book-entry settlement system is available for Rule 144A GDSs, whose DTC participant account should be credited with Rule 144A GDSs and the number of Rule 144A GDSs to be evidenced on DTC's records and in the records of the Depositary with respect to the Master Rule 144A GDR. Such notification shall be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile transmission or other means of electronic transmission. Upon receiving such notice from the Custodian and the certificate and agreement described in the next paragraph, the Depositary shall, subject to this Rule 144A Deposit Agreement, (i) if the book-entry settlement system is not available for Rule 144A GDSs pursuant to
Section 2.2, execute and deliver at its Principal New York Office, to or upon the order of the person(s) named in the notice delivered to the Depositary, a Rule 144A GDR(s), registered in the name(s) requested by such person(s), and evidencing the aggregate number of Rule 144A GDSs to which such person(s) are entitled, or (ii) if the book-entry settlement system for Rule 144A GDSs is then so available (x) adjust its records to reflect such deposit to evidence the aggregate number of Rule 144A GDSs then outstanding and (y) instruct DTC to adjust its records to reflect such increase and any change in such allocation in respect of the DTC Participant account to be credited with such increase, but, in either case, (A) only upon payment to the Depositary of all fees, charges, expenses, taxes and governmental charges payable in connection with such deposit and the transfer of the deposited Shares and (B) subject to applicable laws and the other terms of this Rule 144A Deposit Agreement and the terms of the Bylaws and of the Rule 144A Deposited Securities.

      The Depositary shall neither execute nor deliver a Rule 144A GDR nor adjust its records in respect of any deposit of Shares (other than (i) a distribution of Shares pursuant to Sections 4.2, 4.3 or 4.11, (ii) a deposit of Shares issued upon an exercise of rights pursuant to Section 4.4, or (iii) a deposit contemplated in Section 5.8) unless a written certification and agreement in substantially the form appearing as Exhibit D-1 is provided to the Depositary by or on behalf of the person who will be the Beneficial Owner of the Rule 144A GDSs issued.

      Section 2.6 Transfer, Combination and Split-up of Rule 144A GDRs.

      (a) Transfer. The Registrar shall register the transfer of Rule 144A GDRs (and of the Rule 144A GDSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Rule 144A GDRs and execute new Rule 144A GDRs evidencing the same aggregate number of Rule 144A GDSs as those evidenced by the Rule 144A GDRs canceled by the Depositary, shall cause the Registrar to countersign such new Rule 144A GDRs, and shall Deliver such new Rule 144A GDRs to or upon the order of the person entitled thereto if each of the following conditions has been satisfied: (i) the Rule 144A GDRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal New York Office for the purpose of effecting a transfer thereof, (ii) the surrendered Rule 144A GDRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice),
(iii) the surrendered Rule 144A GDRs have been duly stamped (if required by the laws of the State of New York or of the U.S.), (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.5 and Exhibit B hereto) have been paid, and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws and the restrictions on transfer, subject, however, in each case, to the terms and conditions of the applicable Rule 144A GDRs, of the Rule 144A Deposit Agreement and of applicable law , in each case as in effect at the time thereof.

      (b) Combination & Split-Up. The Registrar shall register the split-up or combination of Rule 144A GDRs (and of the Rule 144A GDSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel Rule 144A GDRs and execute new Rule 144A GDRs for the number of Rule 144A GDSs requested, but in the aggregate not exceeding the number of Rule 144A GDSs evidenced by the Rule 144A GDRs canceled by the Depositary, shall cause the Registrar to countersign such new Rule 144A GDRs, and shall Deliver such new Rule 144A GDRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the Rule 144A GDRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at the Principal New York Office of the Depositary for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.5 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Rule 144A GDRs, of the Rule 144A Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

      (c) Legends and Certifications. The Rule 144A GDRs executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time. In connection with any split-up or combination of Rule 144A GDRs pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Rule 144A Deposit Agreement.

      Section 2.7 Surrender of Rule 144A GDRs and Withdrawal of Rule 144A Deposited Securities. Upon (i) surrender of a Rule 144A GDR at the Principal New York Office of the Depositary, if the DTC book-entry settlement system is not then available for Rule 144A GDSs, or (ii) receipt by the Depositary at the Principal New York Office of instructions from DTC, or a DTC Participant, or their respective nominees, on behalf of any Beneficial Owner together with a corresponding credit to the Depositary's account at DTC for the Rule 144A GDSs so surrendered, if the DTC book-entry settlement system is then available for Rule 144A GDSs, in either case for the purpose of withdrawal of the Rule 144A Deposited Securities represented thereby, and upon receipt of (x) payment of all fees and charges, including the fees and charges of the Depositary for the making of withdrawals of Rule 144A Deposited Securities and for the cancellation of Rule 144A GDSs (as set forth in Exhibit B hereto), governmental charges and taxes payable in connection with such surrender and withdrawal, (y) instructions of the Holder or DTC Participant, and (z) the written certification and agreement hereinafter referred to, subject to the terms and conditions of this Rule 144A Deposit Agreement, the clearing procedures of CBLC, the Bylaws, and to the provisions of or governing the Rule 144A Deposited Securities and applicable laws, the Holder of such Rule 144A GDR acting for itself or on behalf of the Beneficial Owner or DTC Participant, as the case may be, shall be entitled to physical delivery, to him or upon his order, or to electronic delivery through CBLC to an account outside the U.S. designated by such DTC Participant, Beneficial Owner or Holder, as the case may be, as permitted by applicable law, of the amount of Rule 144A Deposited Securities at the time represented by the Rule 144A GDS(s) surrendered to the Depositary for such purpose. Such delivery of Rule 144A Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. The ability to withdraw Rule 144A Deposited Securities may be limited by U.S. and Brazilian law considerations at the time of withdrawal.

      Each Holder or Beneficial Owner requesting delivery of Rule 144A Deposited Securities against surrender of a Rule 144A GDR or a beneficial interest in the Rule 144A GDR must deliver to the Depositary a written order containing delivery instructions, together with a written certificate and agreement by or on behalf of the person who after withdrawal will be the beneficial owner of the Rule 144A Deposited Securities being withdrawn substantially in the form of Exhibit D-2 hereto. A Rule 144A GDR surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.

      Upon satisfaction of each of the conditions above specified, the Depositary (i) shall cancel the Rule 144A GDSs Delivered to it (and, if applicable, the Rule 144A GDRs evidencing the Rule 144A GDSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Rule 144A GDSs so Delivered, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Rule 144A Deposited Securities represented by the Rule 144A GDSs so canceled together with any certificate or other document of or relating to title for the Rule 144A Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of this Rule 144A Deposit Agreement, of the Rule 144A GDRs evidencing the Rule 144A GDSs so canceled, of the Bylaws, of applicable laws and of the rules of CBLC, and to the terms and conditions of or governing the Rule 144A Deposited Securities, in each case as in effect at the time thereof.

      Notwithstanding anything else contained in any Rule 144A GDR or this Rule 144A Deposit Agreement, the Depositary may make delivery at its Principal New York Office of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Rule 144A Deposited Securities represented by the Rule 144A GDSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering Rule 144A GDSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Rule 144A Deposited Securities represented by such Rule 144A GDSs to the Depositary for delivery at its Principal New York Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      If any Rule 144A GDS surrendered and the Rule 144A GDRs canceled represent fractional entitlements in Rule 144A Deposited Securities, the Depositary shall cause the appropriate whole number of Rule 144A Deposited Securities to be withdrawn and delivered in accordance with the preceding terms of this Section
2.7 and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Rule 144A GDR a new Rule 144A GDR evidencing Rule 144A GDS representing any remaining fractional Share or (ii) sell or cause to be sold the fractional Share represented by the Rule 144A GDR surrendered and remit proceeds of such sale (net of (a) fees and charges of and expenses incurred by, the Depositary, and (b) taxes withheld) to the person surrendering the Rule 144A GDR.

      Notwithstanding anything to the contrary in this Rule 144A Deposit Agreement, the Depositary shall not knowingly accept any Rule 144A GDSs for cancellation and withdrawal of the Rule 144A Deposited Securities represented thereby if the recipient thereof has instructed the deposit of such Shares into any unrestricted depositary receipts facility the depositary shares of which are not "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, unless the Depositary shall have received an opinion of counsel reasonably satisfactory to it stating that the Shares so withdrawn are not at such time "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.

      Section 2.8 Limitations on Execution and Delivery, Transfer, Etc. of Rule 144A GDRs; Suspension of Delivery Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any Rule 144A GDR, the delivery of any distribution thereon or withdrawal of any Rule 144A Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Rule 144A GDR, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary's records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of the fees and charges of the Depositary set forth in Exhibit B to this Rule 144A Deposit

Agreement; (ii) compliance with (a) any laws or governmental regulations relating to Rule 144A GDRs or Rule 144A GDSs or to the withdrawal of Rule 144A Deposited Securities and (b) such reasonable procedures as the Depositary and the Company may establish consistent with the provisions of this Rule 144A Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Rule 144A Deposit Agreement, including but not limited to, in the case of Rule 144A GDRs, a signature guarantee in accordance with industry practice.

      Notwithstanding anything herein to the contrary, a Holder is entitled to withdraw Rule 144A Deposited Securities subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholder's meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to Rule 144A GDRs or to the withdrawal of Rule 144A Deposited Securities.

      The issuance and delivery of Rule 144A GDSs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular Shares may be suspended or withheld, or the registration of transfer of Rule 144A GDRs in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Rule 144A GDRs, or the receipt of written instructions from any person having a beneficial interest in any Rule 144A GDR for the purpose of withdrawal of Rule 144A Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the Company, a Registrar or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Rule 144A GDSs or Shares are listed, or under any provision of this Rule 144A Deposit Agreement or provisions of, or governing, the Rule 144A Deposited Securities, or any meeting of shareholders of the Company or for any other reason. The Depositary may issue Rule 144A GDSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence shall consist of written guarantees of ownership of Shares furnished on behalf of the holder thereof.

      Section 2.9 Lost Rule 144A GDR, Etc. In case any Rule 144A GDR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Rule 144A GDR of like tenor at the expense of the Holder (a) in the case of a mutilated Rule 144A GDR, in exchange of and substitution for such mutilated Rule 144A GDR upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost or stolen Rule 144A GDR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Rule 144A GDR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Rule 144A GDR, the authenticity thereof and the Holder's ownership thereof.

      Section 2.10 Cancellation and Destruction of Surrendered Rule 144A GDRs; Maintenance of Records. All Rule 144A GDRs surrendered to the Depositary shall be canceled by the Depositary. Canceled Rule 144A GDRs shall not be entitled to any benefits under this Rule 144A Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy Rule 144A GDRs so canceled, provided the Depositary maintains a record of all destroyed Rule 144A GDRs. Any Rule 144A GDSs held in book-entry form shall be deemed canceled when the Depositary causes the number of Rule 144A GDSs evidenced by the Master Rule 144A GDR to be reduced by the number of Rule 144A GDSs surrendered (without the need to physically destroy the Master Rule 144A
GDR).

      Section 2.11 Partial Entitlement Rule 144A GDSs. In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement, "Partial Entitlement Shares"), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Rule 144A Deposit Agreement, issue Rule 144A GDSs and deliver Rule 144A GDRs representing Partial Entitlement Shares which are separate and distinct from the Rule 144A GDSs and Rule 144A GDRs representing Full Entitlement Shares, by means of separate CUSIP or other numbering and legending (if necessary) ("Partial Entitlement Rule 144A GDSs/GDRs" and "Full Entitlement Rule 144A GDSs/GDRs," respectively). When Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, (b) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement Rule 144A GDRs and GDSs, on the one hand, and (ii) the Full Entitlement Rule 144A GDRs and GDSs on the other, and (c) give notice thereof to the Holders of Partial Entitlement Rule 144A GDSs and give Holders of Partial Entitlement Rule 144A GDRs the opportunity to exchange such Partial Entitlement Rule 144A GDRs for Full Entitlement Rule 144A GDRs. Holders and Beneficial Owners of Partial Entitlement Rule 144A GDSs shall be entitled only to the entitlements of Partial Entitlement Rule 144A Shares. Holders and Beneficial Owners of Full Entitlement Rule 144A GDSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of this Rule 144A Deposit Agreement shall apply to Partial Entitlement Rule 144A GDRs and GDSs to the same extent as Full Entitlement Rule 144A GDRs and GDSs, except as contemplated by this Section 2.11. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, by making the necessary notations on Rule 144A GDRs) to give effect to the terms of this Section 2.11. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon delivery to the Custodian.

                                   ARTICLE III

                       CERTAIN OBLIGATIONS OF HOLDERS AND
                       BENEFICIAL OWNERS OF RULE 144A GDSs

      Section 3.1 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder or any Beneficial Owner may be required and every Holder and Beneficial Owner agrees, from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals, legal or beneficial ownership of Rule 144A GDSs and Rule 144A Deposited Securities, compliance with all applicable laws and the terms of the Rule 144A Deposit Agreement, and the provisions of, or governing, the Rule 144A Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Rule 144A GDR, or the distribution or sale of any dividend or distribution of rights or of the net proceeds of the sale thereof or the delivery of any Rule 144A Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information is provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or Rule 144A GDSs for cancellation and withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

      Section 3.2 Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to any Rule 144A GDR, Rule 144A Deposited Securities or Rule 144A GDS, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Rule 144A Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Rule 144A Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue Rule 144A GDSs, to deliver Rule 144A GDRs, or register the transfer, split-up or combination of Rule 144A GDRs or the withdrawal of Rule 144A Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      Section 3.3 Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Rule 144A GDRs. Each person depositing Shares under this Rule 144A Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all pre-emptive (and similar) rights with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Rule 144A GDSs in respect thereof and the transfer of such Rule 144A GDSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      Each person depositing Shares, taking delivery of or transferring Rule 144A GDSs or any beneficial interest therein, or surrendering Rule 144A GDSs or any beneficial interest therein and withdrawing Shares under this Rule 144A Deposit Agreement shall be deemed thereby to acknowledge that the Rule 144A GDRs, the Rule 144A GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the restrictions on transfer set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender or withdrawal complies with the foregoing restrictions. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Rule 144A GDRs or any beneficial interest therein.

      Section 3.4 Compliance with Information Requests.Notwithstanding any other provision of this Rule 144A Deposit Agreement, each Holder and Beneficial Owner agrees to comply with requests from the Company or the Depositary pursuant to Brazilian law, the rules and requirements of the Sao Paulo Stock Exchange (Bolsa de Valores de Sao Paulo, also known as "BOVESPA"), any other stock exchange on which the Shares are, or may be, registered, traded or listed, or the Bylaws, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner holds or owns Rule 144A GDSs (and Shares, as the case may be) and regarding the identity of any other person interested in such Rule 144A GDSs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

      The Depositary and the Company shall comply with Brazil's Monetary Council Resolution number 1927, in its third article, and agree to furnish the Brazilian Securities and Exchange Commission (Commissao de Valores Mobiliarios, also known as "CVM") and the Brazilian Central Bank (Banco Central do Brasil, also known as "BACEN"), whenever required information or documents related to the approved ADR program, the Deposited Securities and distributions thereon.

      Section 3.5 Ownership Restrictions.Notwithstanding any other provision in this Rule 144A Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Bylaws. The Company may also restrict, in such manner as it deems appropriate, transfers of the Rule 144A GDSs where such transfer may result in the total number of Shares represented by the Rule 144A GDSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of Rule 144A GDSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Rule 144A GDSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Bylaws.

      Section 3.6 Reporting Obligations and Regulatory Approvals. Applicable laws and regulations, including those of BACEN, CVM and BOVESPA, may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of Rule 144A GDSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of Rule 144A GDSs are solely responsible for complying with such reporting requirements and obtaining such approvals. Each Holder and Beneficial Owner hereby agrees to file such reports and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. None of the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

                                   ARTICLE IV

                       THE RULE 144A DEPOSITED SECURITIES

      Section 4.1 Cash Distributions. Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Rule 144A Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in Foreign Currency can, in the judgement of the Depositary (pursuant to Section 4.8 hereof) be converted on a practicable basis into Dollars transferable to the U.S., promptly convert, or cause to be converted, such dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8) and will promptly distribute the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and
(b) taxes withheld) to the Holders entitled thereto. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Rule 144A GDSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Rule 144A Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders in respect of Rule 144A GDSs representing such Rule 144A Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request and vice-versa.

      Section 4.2 Distributions in Shares. If any distribution upon any Rule 144A Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and, if applicable, registered in the name of the Depositary, the Custodian or any of their nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the Rule 144A GDS Record Date upon the terms described in Section 4.9 hereof and shall, subject to Section 5.5 hereof, either (i) distribute to the Holders as of the Rule 144A GDS Record Date in proportion to the number of Rule 144A GDSs held as of the Rule 144A GDS Record Date, additional Rule 144A GDSs, which represent in the aggregate the number of Shares received as such dividend or free distribution, subject to the other terms of this Rule 144A Deposit Agreement (including, without limitation, Section 5.5 hereof) by either (x) if Rule 144A GDSs are not available in book-entry form, issuing additional Rule 144A GDRs for an aggregate number of Rule 144A GDSs representing the number of Shares received as such dividend or free distribution, or (y) if Rule 144A GDSs are available in book-entry form, reflecting on the records of the Depositary such increase in the aggregate number of Rule 144A GDSs representing such Shares and give notice to DTC of the related increase in the number of Rule 144A GDSs evidenced by the Master Rule 144A GDR, or (ii) if additional Rule 144A GDSs are not so distributed, each Rule 144A GDS issued and outstanding after the Rule 144A GDS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Rule 144A Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional Rule 144A GDSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that the Depositary determines that any distribution in Shares would violate applicable law, is not operationally practicable, is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligation under Section 5.8 hereof, has furnished an opinion of U.S. counsel determining that the distribution to Holders of the Shares, and the Rule 144A GDSs representing such Shares, must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such Shares in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in
Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Rule 144A Deposit Agreement.

      Section 4.3 Elective Distributions. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least forty five (45) days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of Rule 144A GDSs. Upon timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of Rule 144A GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of Rule 144A GDSs. The Depositary shall make such elective distribution available to Holders only if the Depositary shall have (i) determined that such distribution is reasonably practicable and (ii) received satisfactory documentation within the terms of Section 5.8. If the above conditions are not satisfied or if the Company requests that such elective distribution not be made available to Holders of Rule 144A GDSs, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Brazil in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional Rule 144A GDSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish a Rule 144A GDS Record Date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional Rule 144A GDSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (Y) in Rule 144A GDSs, the dividend shall be distributed upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than Rule 144A GDSs). There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of the Rule 144A Deposited Securities.

      Section 4.4 Distributions of Rights to Purchase Additional Rule 144A GDSs.

      (a) Distribution to Rule 144A GDS Holders. Whenever the Company intends to distribute to the holders of Shares rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least forty five (45) days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of Rule 144A GDSs. Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of Rule 144A GDSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders in a timely manner, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of Rule 144A GDSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall (x) establish a Rule 144A GDS Record Date (upon the terms described in Section 4.9), (y) establish procedures to distribute such rights (by means of warrants or otherwise) and to enable the Holders to exercise the rights (upon payment of (a) the applicable fees and charges of, and expenses incurred by, the Depositary set forth in Exhibit B and (b) taxes), and (z) issue and deliver Rule 144A GDSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than for Rule 144A
GDSs).

      (b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.8 or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem reasonably practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, (i) cause the proceeds of such sale, if any, to be converted into Dollars upon the terms described in Section 4.8, and (ii) distribute the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

      (c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

      The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with any sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect.

      In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of rights an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Rule 144A GDSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Shares or rights to subscribe therefor is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Shares or rights to subscribe therefor in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Section 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares.

      (a) Whenever the Company intends to distribute to the holders of Rule 144A Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made available to Holders of Rule 144A GDSs. Upon receipt of a notice indicating that the Company wishes such distribution to be made available to Holders of Rule 144A GDSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary to determine whether such distribution is lawful and reasonably practicable. The Depositary shall not make such distribution unless
(i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

      (b) Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of Rule 144A GDSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record as of the Rule 144A GDS Record Date, in proportion to the number of Rule 144A GDSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      (c) If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders,
(ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.8, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (x) cause the proceeds of such sale, if any, to be converted into Dollars and (y) distribute the proceeds of such conversion received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the Rule 144A GDS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

      Section 4.6 Distributions with Respect to Rule 144A Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Rule 144A Deposited Securities that are held by the Depositary or the Custodian in bearer form shall be made to the Depositary for the account of the respective Holders of Rule 144A GDRs with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

      Section 4.7 Redemption. If the Company intends to exercise any right of redemption in respect of any of the Rule 144A Deposited Securities, the Company shall give notice thereof to the Depositary at least forty five (45) days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.8, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall send to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Rule 144A Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire Rule 144A GDSs and cancel Rule 144A GDRs upon delivery of such Rule 144A GDSs by Holders thereof and on the terms set forth in Sections 4.1 and 6.2 hereof. If less than all outstanding Rule 144A Deposited Securities are redeemed, the Rule 144A GDSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per Rule 144A GDS shall be the per share amount received by the Depositary upon the redemption of the Rule 144A Deposited Securities represented by Rule 144A GDSs (subject to the terms of Section 4.8 hereof and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Rule 144A Deposited Securities represented by each Rule 144A GDS redeemed.

      Section 4.8 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a practicable basis into Dollars transferable to the U.S. and distributable to Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) in accordance with the terms of the applicable sections of this Rule 144A Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

      If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

      If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer or distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable, and (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

      Section 4.9 Fixing of Rule 144A GDS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Rule 144A Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Rule 144A GDS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents, or of proxies of, holders of Shares or other Rule 144A Deposited Securities, or whenever the Depositary finds it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "Rule 144A GDS Record Date") for the determination of the Holders of Rule 144A GDRs who shall be entitled to receive such dividend or distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each Rule 144A GDS. The Depositary shall make reasonable efforts to establish the Rule 144A GDS Record Date as closely as possible to the applicable record date for the Rule

144A Deposited Securities (if any) set by the Company in Brazil. Subject to applicable law and the provisions of Sections 4.1 through 4.8 and to the other terms and conditions of this Rule 144A Deposit Agreement, only the Holders of Rule 144A GDRs at the close of business in New York on such Rule 144A GDS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

      Section 4.10 Voting of Rule 144A Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Rule 144A Deposited Securities, the Depositary shall fix the Rule 144A GDS Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting) and at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the Rule 144A GDS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business in New York on the Rule 144A GDS Record Date will be entitled, subject to any applicable law, the provisions of the Rule 144A Deposit Agreement, the Bylaws and the provisions of or governing the Rule 144A Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Rule 144A Deposited Securities represented by such Holder's Rule 144A GDSs, and (c) a brief statement as to the manner in which such voting instructions may be given. Voting instructions may be given only in respect of a number of Rule 144A GDSs representing an integral number of Shares or other Rule 144A Deposited Securities. Upon the timely receipt from a Holder of Rule 144A GDSs as of the Rule 144A GDS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Rule 144A Deposit Agreement, the Bylaws and the provisions of the Rule 144A Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Rule 144A Deposited Securities (in person or by proxy) represented by such Holder's Rule 144A GDSs in accordance with such instructions.

      Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Rule 144A Deposited Securities represented by Rule 144A GDSs except pursuant to and in accordance with instructions from Holders. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Rule 144A Deposited Securities represented by such Holder's Rule 144A GDSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Rule 144A Deposited Securities represented by Rule 144A GDSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted. Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Rule 144A Deposited Securities (whether or not voting instructions have been received in respect of such Rule 144A Deposited Securities from Holders as of the Rule 144A GDS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      Notwithstanding anything else contained in this Rule 144A Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Rule 144A Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Rule 144A Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so reasonably requested by the Depositary.

      Section 4.11 Changes Affecting Rule 144A Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Rule 144A Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, such Rule 144A Deposited Securities shall, to the extent permitted by law, be treated as new Rule 144A Deposited Securities under this Rule 144A Deposit Agreement, and the Rule 144A GDRs shall, subject to the terms of this Rule 144A Deposit Agreement and applicable law, evidence Rule 144A GDSs representing the right to receive such replacement securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of this Rule 144A Deposit Agreement and receipt of an opinion of counsel satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Rule 144A GDRs or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Rule 144A GDRs to be exchanged for new Rule 144A GDRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Rule 144A GDR contained in Exhibit A hereto, specifically describing such new Rule 144A Deposited Securities or corporate change.

      Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary, and
(b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      Section 4.12 Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office copies of this Rule 144A Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian, or the nominee of either of them as the holder of the Rule 144A Deposited Securities, and (b) made generally available to the holders of such Rule 144A Deposited Securities by the Company. The Depositary shall also distribute to Holders, at the Company's request and expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.7.

      Section 4.13 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Rule 144A Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Rule 144A Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of Rule 144A GDSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

      If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary. Neither the

Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

      The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Rule 144A GDSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

      Section 4.14 Available Information. If, at any time prior to the termination of this Rule 144A Deposit Agreement, the Company is neither a reporting company under Section 13 or Section 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Securities Exchange Act, the Company hereby undertakes to provide to any Holder, Beneficial Owner or holder of Shares or any prospective purchaser designated by such Holder, Beneficial Owner or holder of Shares, upon the request of such Holder, Beneficial Owner, holder of Shares or prospective purchaser, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and otherwise comply with Rule 144A in connection with resales of Rule 144A GDSs and Shares.

      The Company hereby directs the Depositary to deliver such information, to the extent made available to the Depositary by the Company, during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144A(d)(4) to any such Holder, identified Beneficial Owner, holder of Shares or prospective purchaser at the request of such person. The Company agrees to reimburse the Depositary for its reasonable expenses in connection with such deliveries and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

      Section 5.1 Maintenance of Depositary's Office and Register. Until the termination of this Rule 144A Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Rule 144A GDRs in accordance with the provisions of this Rule 144A Deposit Agreement.

      The Depositary shall keep books, if the book-entry settlement system is available for Rule 144A GDSs, at its Principal New York Office and if the book-entry settlement system is not available for Rule 144A GDSs, in its Principal New York Office for the registration of Rule 144A GDRs and transfers of Rule 144A GDRs, which office or offices, as the case may be, shall be open at all reasonable times for inspection by Holders and by the Company, provided that such inspection shall not, to the Depositary's knowledge, be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Rule 144A Deposit Agreement, the Rule 144A GDSs or the Rule 144A GDRs.

      The Depositary may close the transfer books with respect to Rule 144A GDRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable request of the Company.

      If the Rule 144A GDSs are listed on one or more stock exchanges or automated quotation systems in the U.S., the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Rule 144A GDRs and transfers, combinations and split-ups, and to countersign such Rule 144A GDRs in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and substitutes may be appointed by the Depositary.

      The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Rule 144A GDRs at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes may be appointed by the Depositary.

      Section 5.2 Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Rule 144A Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Rule 144A Deposit Agreement, by reason of any provision of any present or future law or regulation of the U.S., Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Bylaws or any provision of or governing any Rule 144A Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Rule 144A Deposit Agreement or in the Bylaws or provisions of or governing Rule 144A Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Shares but is not, under the terms of this Rule 144A Deposit Agreement, made available to Holders of Rule 144A GDSs or (v) for any consequential or punitive damages for any breach of the terms of this Rule 144A Deposit Agreement.

      The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      No disclaimer of liability under the Securities Act is intended by any provision of this Rule 144A Deposit Agreement.

      Section 5.3 Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under this Rule 144A Deposit Agreement or any Rule 144A GDRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in this Rule 144A Deposit Agreement or the applicable Rule 144A GDRs without negligence or bad faith.

      Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Rule 144A Deposited Securities or in respect of the Rule 144A GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

      The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Rule 144A Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Rule 144A Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Rule 144A Deposited Securities, for the validity or worth of the Rule 144A Deposited Securities, for the creditworthiness of any third party, or for any tax consequences that may result from the ownership of Rule 144A GDSs, Shares or Rule 144A Deposited Securities, for allowing any rights to lapse upon the terms of this Rule 144A Deposit Agreement or for the failure or timeliness of any notice from the Company.

      Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to take effect upon the earlier to occur of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of removal delivered to the Depositary, which notice of removal shall be effective upon the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the

Borough of Manhattan, The City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.5 and 5.9). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.5 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest in the Rule 144A Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Rule 144A GDRs and such other information relating to Rule 144A GDRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      Section 5.5 Fees and Charges of Depositary.The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering Rule 144A GDSs for cancellation and withdrawal of Rule 144A Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

      Depositary Fees payable upon (i) deposit of Shares against issuance of Rule 144A GDSs and (ii) surrender of Rule 144A GDSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the Rule 144A GDSs so issued are delivered (in the case of Rule 144A GDS issuance) and to the person who delivers the Rule 144A GDSs for cancellation to the Depositary (in the case of Rule 144A GDS cancellations). In the case of Rule 144A GDSs issued by the Depositary into DTC or presented to the Depositary via DTC, the Rule 144A GDS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the Rule 144A GDSs from the Depositary or the DTC Participant(s) surrendering the Rule 144A GDSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For Rule 144 GDSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold Rule 144A GDSs.

      The Depositary will reimburse the Company for certain expenses incurred by the Company in respect of the Rule 144A GDR program established pursuant to the Rule 144A Deposit Agreement and may, remit to the Company a portion of the Depositary fees charged, in each case, upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such reasonable out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Rule 144A Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

      Section 5.6 The Custodian. The Depositary has initially appointed Banco Itau S.A., as custodian of the Depositary for the purpose of this Rule 144A Deposit Agreement. The Depositary may appoint one or more additional or substitute Custodians hereunder. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it. If the Custodian resigns or is discharged from its duties hereunder with respect to any Rule 144A Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian that is authorized to act as custodian under the laws of Brazil. The Depositary shall require such resigning or discharged Custodian to deliver all Rule 144A Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Rule 144A Deposited Securities as the Depositary may request, to the substitute custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may discharge the Custodian with respect to any Rule 144A Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Rule 144A Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Rule 144A GDRs, each other Custodian and the Company.

      Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Rule 144A Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

      Section 5.7 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of any Shares or other Rule 144A Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distribution or offering of any rights in respect of the Shares and the Rule 144A Deposited Securities, the Company shall transmit to the Depositary and to the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Rule 144A Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Bylaws that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

      In addition, the Company will transmit to the Depositary English-language versions of the other notices, reports and communications which are generally made available by the Company to holders of Shares or other Rule 144A Deposited Securities. The Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing of copies thereof to all Holders on a basis similar to that for holders of Shares or other Rule 144A Deposited Securities or on such other basis as the Company may advise the Depositary.

      Section 5.8 Issuance of Additional Shares, Etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Rule 144A Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares,
(v) an elective dividend of cash or Shares, (vi) a redemption of Rule 144A Deposited Securities, (vii) a meeting of holders of Rule 144A Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets or
(viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Rule 144A Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the proposed transaction does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act or the securities laws of the states of the U.S.). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not the transaction (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Brazilian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Brazil and (2) all requisite regulatory consents and approvals have been obtained in Brazil. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. Notwithstanding anything else contained in this Rule 144A Deposit Agreement, nothing in this Rule 144A Deposit Agreement shall be deemed to obligate the Company to file a registration statement in respect of any proposed transaction. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the

Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Rule 144A Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

      The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Rule 144A Deposited Securities, either upon original issuance or upon a sale of Shares or other Rule 144A Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from the registration requirements of the Securities Act and, if applicable, the Securities Exchange Act or have been registered under the Securities Act and, if applicable, the Securities Exchange Act (and such registration statement has been declared effective).

      Section 5.9 Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary under the terms hereof due to the negligence or bad faith of the Depositary.

      The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, Rule 144A GDSs, the Shares, or other Rule 144A Deposited Securities, as the case may be, (b) out of or as a result of any offering documents in respect thereof, or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Rule 144A Deposit Agreement, the Receipts, the Rule 144A GDSs, the Shares, or any Rule 144A Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

      The obligations set forth in this Section shall survive the termination of this Rule 144A Deposit Agreement and the succession or substitution of any party hereto.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

      Section 5.10 Pre-Release Transactions. Subject to the further terms and provisions of this Section 5.10, Citibank, N.A., its agents and their Affiliates, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in Rule 144A GDSs. In its capacity as Depositary, the Depositary shall not lend Shares or Rule 144A GDSs. However, the Depositary may (i) issue Rule 144A GDSs prior to the receipt of Shares pursuant to Section 2.3 (each such transaction a "Pre-Release Transaction") and (ii) deliver Shares upon the receipt and cancellation of Rule 144A GDSs pursuant to
Section 2.7, including Rule 144A GDSs which were issued under (i) above but for which Shares may not have been received. The Depositary may accept Rule 144A GDSs in lieu of Shares under (i) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom Rule 144A GDSs are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares in trust for the Depositary until such Shares are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Rule 144A GDSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Rule 144A GDSs outstanding (without giving effect to Rule 144A GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Rule 144A GDSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      The Depositary may require that the person to whom any Pre-Release Transaction is to be made pursuant to this Section 5.10 will deliver to the Depositary a duly completed and executed certificate and agreement in substantially the form attached hereto as Exhibit D-1.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

      Section 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the Rule 144A GDRs outstanding at any time, the provisions of this Rule 144A Deposit Agreement and the form of Rule 144A GDR attached hereto may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations and taxes and other governmental charges, delivery expenses and such other expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Rule 144A GDRs until the expiration of thirty
(30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Rule 144A GDRs. The parties hereto agree that substantial rights of Holders and Beneficial Owners shall not be deemed materially prejudiced by any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for the Rule 144A GDSs or Shares to be settled in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders or Beneficial Owners. Every Holder or Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Rule 144A GDS(s) or any beneficial interest therein to consent and agree to such amendment or supplement and to be bound by the terms of the Rule 144A Deposit Agreement and the Rule 144A GDR as amended and supplemented thereby.

      In no event shall any amendment or supplement impair the right of the Holder to surrender a Rule 144A GDS and receive therefor the Rule 144A Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Rule 144A Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Rule 144A Deposit Agreement and the Rule 144A GDRs at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Rule 144A Deposit Agreement and the Rule 144A GDRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

      Section 6.2 Termination. The Depositary shall at any time, at the written direction of the Company, terminate this Rule 144A Deposit Agreement by providing notice of such termination to the Holders of all Rule 144A GDSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Rule 144A Deposit Agreement by providing notice of such termination to the Holders of all Rule 144A GDRs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of this Rule 144A Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of Rule 144A GDSs is referred to as the "Termination Date". Until the Termination Date, the Depositary shall continue to perform all of its obligations under this Rule 144A Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under this Rule 144A Deposit Agreement.

      If any Rule 144A GDSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under this Rule 144A Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of this Rule 144A Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Rule 144A Deposited Securities,
(ii) sell securities and other property received in respect of Rule 144A Deposited Securities, (iii) deliver Rule 144A Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for Rule 144A GDSs surrendered to the Depositary (after deducting or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.05 hereof), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under this Rule 144A Deposit Agreement.

      At any time after the Termination Date, the Depositary may sell the Rule 144A Deposited Securities then held under this Rule 144A Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under this Rule 144A Deposit Agreement, in an un-segregated account and without liability for interest, for the pro-rata benefit of the Holders whose Rule 144A GDSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Rule 144A Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in
Section 5.05 hereof), and (ii) as may be required at law in connection with the termination of this Rule 144A Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under this Rule 144A Deposit Agreement, except for its obligations to the Depositary under Sections 5.05,
5.09 and 7.05 hereof. The obligations under the terms of this Rule 144A Deposit Agreement of Holders and Beneficial Owners of Rule 144A GDSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable Rule 144A GDSs are presented by their Holders to the Depositary for cancellation under the terms of this Rule 144A Deposit Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1 Counterparts. This Rule 144A Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of this Rule 144A Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

      Section 7.2 No Third Party Beneficiaries. This Rule 144A Deposit Agreement is for the exclusive benefit of the parties hereto (and their respective successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Rule 144A Deposit Agreement (including in Section 4.14 with respect to the right to receive upon request certain information with respect to the Company). Nothing in this Rule 144A Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Rule 144A Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

      Section 7.3 Severability. In case any one or more of the provisions contained in this Rule 144A Deposit Agreement or in the Rule 144A GDRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of Rule 144A GDSs shall be parties to this Rule 144A Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance thereof or any beneficial interest therein.

      Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier, or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Av. Nacoes Unidas No. 4777, 9th floor, 05477-000, Sao Paulo, SP, Brazil, Attention: Mr. Gustavo Feitosa Felizzola (facsimile number: 55 11 3025 9217), or to any other address which the Company may specify in writing to the Depositary.

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier, or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department (facsimile number: 212 816 6865), or to any other address which the Depositary may specify in writing to the Company.

      Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail, or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Rule 144A Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Rule 144A Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of Rule 144A GDSs held by such other Holders.

      Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

      Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

      Section 7.6 Governing Law and Jurisdiction. This Rule 144A Deposit Agreement and the Rule 144A GDRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York applicable to contract made and to be wholly performed in the State of New York. Notwithstanding anything contained in this Rule 144A Deposit Agreement, any Rule 144A GDR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Rule 144A Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Rule 144A Deposited Securities, as such, shall be governed by the laws of Brazil (or, if applicable, such other laws as may govern the Rule 144A Deposited Securities).

      Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Rule 144A Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. (the "Agent") now at 225 W. 34th Street, Suite 910, New York, New York 10122 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this
Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

      Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Rule 144A Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the U.S., and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the U.S. in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

      The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Rule 144A Deposit Agreement, any Rule 144A GDR or the Rule 144A Deposited Securities.

      No disclaimer of liability under the Securities Act is intended by any provision of the Rule 144A Deposit Agreement. The provisions of this Section 7.6 shall survive any termination of the Rule 144A Deposit Agreement, in whole or in part.

      Section 7.7 Assignment. Subject to the provisions of Section 5.4 hereof, this Rule 144A Deposit Agreement may not be assigned by either the Company or the Depositary.

      Section 7.8 Brazilian Law References. Any summary of Brazilian laws and regulations and of the terms of the Company's Bylaws set forth in this Rule 144A Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of this Rule 144A Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company's Bylaws may change after the date of this Rule 144A Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of this Rule 144A Deposit Agreement to update any such summaries.

      Section 7.9 Titles.All references in this Rule 144A Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Rule 144A Deposit Agreement unless expressly provided otherwise. The words "this Rule 144A Deposit Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to the Rule 144A Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of Rule 144A GDSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Rule 144A Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Rule 144A Deposit Agreement.

      Section 7.10 Amendment and Restatement.

The Company hereby instructs the Depositary to promptly send notice of the execution of the Rule 144A Deposit Agreement to all holders of Rule 144A global depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

Owners and Beneficial Owners of Rule 144A global depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of Rule 144A GDSs issued pursuant to and be subject to all of the terms and conditions of the Rule 144A Deposit Agreement in all respects, provided, however, that any term of the Rule 144A Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of Rule 144A global depositary shares issued under the Original Deposit Agreement shall not become effective as to Owners and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Rule 144A Deposit Agreement shall have been given to holders of Rule 144A S global depositary shares outstanding as of the date hereof.

\

IN WITNESS WHEREOF, GAFISA S.A. and CITIBANK, N.A. have duly executed this Rule 144A Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Rule 144A GDSs evidenced by Rule 144A GDRs issued in accordance with the terms hereof.

                                             GAFISA S.A.


                                             By: /s/ Alceu Duilio Calciolari
                                                 -------------------------------
                                                 Name:  Alceu Duilio Calciolari
                                                 Title: CFO

                                             CITIBANK, N.A.


                                             By: /s/ Susan A. Lucanto
                                                 -------------------------------
                                                 Name:  Susan A. Lucanto
                                                 Title: Vice President

                                    EXHIBIT A

Number ____________                                (CUSIP Number ________)

                                                   Rule 144A Global Depositary
                                                   Shares (One Rule 144A Global
                                                   Depositary Share Representing
                                                   two common shares, without
                                                   par value, of Gafisa S.A.)

                                [FORM OF FACE OF]

                  [MASTER] RULE 144A GLOBAL DEPOSITARY RECEIPT

                                   evidencing

                       RULE 144A GLOBAL DEPOSITARY SHARES

                                  representing

                       DEPOSITED FULLY PAID COMMON SHARES

                                       of

                                   GAFISA S.A.

       (Incorporated under the laws of the Federative Republic of Brazil)

DTC LEGEND

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SECURITIES ACT LEGEND

      NEITHER THIS RULE 144A GDR, NOR THE RULE 144A GDSs EVIDENCED HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A GDR, THE RULE 144A GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY EACH IS

SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDERS AND THE BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS RULE 144A GDR AND THE RULE 144A GDSs EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH RULE 144A GDR, THE RULE 144A GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS RULE 144A GDR, THE RULE 144A GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) TO A PERSON WHOM THE HOLDER AND THE BENEFICIAL OWNER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
(4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

      THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GDS MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR THE RULE 144A GDSs.

      EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A GDR OR A BENEFICIAL INTEREST IN THE RULE 144A GDSs EVIDENCED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that Cede & Co., as nominee of The Depository Trust Company (hereafter "DTC"), is the record owner of the number of Rule 144A GDSs indicated on the records of the Depositary, representing common shares, without par value, or evidence of rights to receive such shares ("Shares"), of Gafisa S.A., a company organized under the laws of the Federative Republic of Brazil (the "Company"). As of the date of the Rule 144A Deposit Agreement, each

Rule 144A GDS represents two (2) Shares(1) deposited under the Rule 144A Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Rule 144A Deposit Agreement is Banco Itau S.A. (the "Custodian").

      (1) The Rule 144A Deposit Agreement. This Global Depositary Receipt is one of the Rule 144A Global Depositary Receipts (the "Rule 144A GDRs") executed and delivered pursuant to the Amended and Restated Rule 144A Deposit Agreement, dated as of March 21, 2007 (as amended and restated from time to time, the "Rule 144A Deposit Agreement"), by and among the Company, the Depositary and the Holders and Beneficial Owners of Rule 144A GDSs (the "Rule 144A GDSs") evidenced by Rule 144A GDRs issued thereunder, each of whom by accepting a Receipt or acquiring any beneficial interest therein, including any beneficial interest in the Master Rule 144A GDR, agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Rule 144A Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Rule 144A Deposited Securities"). Copies of the Rule 144A Deposit Agreement are on file at the Depositary's Principal New York Office, and at the principal office of the Custodian. The statements made in this Receipt are summaries of certain provisions of the Rule 144A Deposit Agreement and are qualified by, and subject to, the detailed provisions of the Rule 144A Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Rule 144A Deposited Securities. Capitalized terms defined in the Rule 144A Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Rule 144A Deposit Agreement.

      (2) Withdrawal of Rule 144A Deposited Securities. Upon (i) surrender of a Rule 144A GDR at the Principal New York Office of the Depositary, if the DTC book-entry settlement system is not then available for Rule 144A GDSs, or (ii) receipt by the Depositary at the Principal New York Office of instructions from DTC, or a DTC Participant, or their respective nominees, on behalf of any Beneficial Owner together with a corresponding credit to the Depositary's account at DTC for the Rule 144A GDSs so surrendered, if the DTC book-entry settlement system is then available for Rule 144A GDSs, in either case for the purpose of withdrawal of the Rule 144A Deposited Securities represented thereby, and upon receipt of (x) payment of all fees and charges, including the fees and charges of the Depositary for the making of withdrawals of Rule 144A Deposited Securities and cancellation of Rule 144A GDSs (provided for in paragraph (8) of this Rule 144A GDR), governmental charges and taxes payable in connection with such surrender and withdrawal, (y) instructions of the Holder or DTC Participant, and (z) the written certification and agreement hereinafter referred to, subject to the terms and conditions of the Rule 144A Deposit Agreement, the clearing procedures of CBLC, the Bylaws, and to the provisions of or governing the Rule 144A Deposited Securities and applicable laws, the Holder hereof acting for itself or on behalf of the Beneficial Owner or DTC Participant, as the case may be, shall be entitled to physical delivery, to him or upon his order, or to electronic delivery through CBLC to an account outside the U.S. designated by such DTC Participant, Beneficial Owner or Holder, as the case may be, as permitted by applicable law, of the amount of Rule 144A

----------
(1)   Subject to amendment as provided in Article VI of the Deposit Agreement.

Deposited Securities at the time represented by the Rule 144A GDS(s) surrendered to the Depositary for such purposes. Such delivery of such Rule 144A Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

      Each Holder or Beneficial Owner requesting delivery of Rule 144A Deposited Securities against surrender of a Rule 144A GDR or a beneficial interest in this Rule 144A GDR must deliver to the Depositary a written order containing delivery instructions, together with a written certificate and agreement by or on behalf of the person who after withdrawal will be the beneficial owner of the Rule 144A Deposited Securities being withdrawn substantially in the form of Exhibit D-2 to the Rule 144A Deposit Agreement. A Rule 144A GDR surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.

      Upon satisfaction of each of the conditions above specified, the Depositary (i) shall cancel the Rule 144A GDSs Delivered to it (and, if applicable, the Rule 144A GDRs evidencing the Rule 144A GDSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Rule 144A GDSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Rule 144A Deposited Securities represented by the Rule 144A GDSs so canceled together with any certificate or other document of or relating to title for the Rule 144A Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Rule 144A Deposit Agreement, of this Rule 144A GDR evidencing the Rule 144A GDSs so canceled, of the Bylaws, of applicable laws and of the rules of CBLC, and to the terms and conditions of or governing the Rule 144A Deposited Securities, in each case as in effect at the time thereof.

      Notwithstanding anything else contained in this Rule 144A GDR or the Rule 144A Deposit Agreement, the Depositary may make delivery at the Principal New York Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Rule 144A Deposited Securities represented by the Rule 144A GDSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering Rule 144A GDSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Rule 144A Deposited Securities represented by such Rule 144A GDSs to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      If any Rule 144A GDS surrendered or the Rule 144A GDRs canceled represent fractional entitlements in Rule 144A Deposited Securities, the Depositary shall cause the appropriate whole number of Rule 144A Deposited Securities to be withdrawn and delivered in accordance with the preceding terms of Section 2.7 of the Rule 144A Deposit Agreement and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Rule 144A GDR a new Rule 144A GDR evidencing Rule 144A GDS representing any remaining fractional Share or (ii) sell or cause to be sold the fractional Share represented by the Rule 144A GDR surrendered and remit proceeds of such sale (net of (a) fees and charges of and expenses incurred by, the Depositary, and (b) taxes withheld) to the person surrendering the Rule 144 GDR.

      Notwithstanding anything to the contrary in the Rule 144A Deposit Agreement, the Depositary shall not knowingly accept any Rule 144A GDSs for cancellation and withdrawal of the Rule 144A Deposited Securities represented thereby if the recipient thereof has instructed the deposit of such Shares into any unrestricted depositary receipts facility the depositary shares of which are not "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, unless the Depositary shall have received an opinion of counsel reasonably satisfactory to it stating that the Shares so withdrawn are not at such time "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.

      (3) Transfer, Combination and Split-up of Rule 144A GDRs.

      (a) Transfer. The Registrar shall register the transfer of this Rule 144A GDR (and of the Rule 144A GDSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Rule 144A GDR and execute a new Rule 144A GDR evidencing the same aggregate number of Rule 144A GDSs as those evidenced by the Rule 144A GDRs canceled by the Depositary, shall cause the Registrar to countersign such new Rule 144A GDR, and shall Deliver such new Rule 144A GDRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Rule 144A GDR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal New York Office for the purpose of effecting a transfer thereof, (ii) the surrendered Rule 144A GDR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Rule 144A GDR has been duly stamped (if required by the laws of the State of New York or of the U.S.), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in paragraph 8 hereof) have been paid, subject, however, in each case, to the terms and conditions of this Rule 144A GDR, of the Rule 144A Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      (b) Combination & Split-Up. The Registrar shall register the split-up or combination of this Rule 144A GDR (and of the Rule 144A GDSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel this Rule 144A GDR and execute new Rule 144A GDRs for the number of Rule 144A GDSs requested, but in the aggregate not exceeding the number of Rule 144A GDSs evidenced by the Rule 144A GDR canceled by the Depositary, shall cause the Registrar to countersign such new Rule 144A GDRs, and shall Deliver such new Rule 144A GDRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Rule 144A GDR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at the Principal New York Office of the Depositary for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in paragraph 8 hereof) have been paid, subject, however, in each case, to the terms and conditions of this Rule 144A GDR, of the Rule 144A Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

      The Rule 144A GDRs executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time. In connection with any split-up or combination of this Rule 144A GDR pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of the Rule 144A Deposit Agreement.

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any Rule 144A GDR, the delivery of any distribution thereon or withdrawal of any Rule 144A Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Rule 144A GDR, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary's records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of the fees and charges of the Depositary as provided in paragraph (8) of this Rule 144A GDR; (ii) compliance with (a) any laws or governmental regulations relating to Rule 144A GDRs or Rule 144A GDSs or the withdrawal of Rule 144A Deposited Securities and (b) such reasonable procedures, as the Depositary and the Company may establish consistent with the provisions of the Rule 144A Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Rule 144A Deposit Agreement, including but not limited to, in the case of Rule 144A GDRs, a signature guarantee in accordance with industry practice.

      Notwithstanding anything herein to the contrary, a Holder is entitled to withdraw Rule 144A Deposited Securities subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholder's meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to Rule 144A GDRs or to the withdrawal of Rule 144A Deposited Securities.

      The issuance and delivery of Rule 144A GDSs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular Shares may be suspended or withheld, or the registration of transfer of Rule 144A GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Rule 144A GDRs, or the receipt of written instructions from any person having a beneficial interest in any Rule 144A GDR for the purpose of withdrawal of Rule 144A Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the Company, a Registrar or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Rule 144A GDSs or Shares are listed, or under any provision of the Rule 144A Deposit Agreement or provisions of, or governing, the Rule 144A Deposited Securities, or any meeting of shareholders of the Company or for any other reason. The Depositary may issue Rule 144A GDSs against evidence of rights to receive Shares from the Company, or any custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the

Shares. Such evidence shall consist of written guarantees of ownership of Shares furnished on behalf of the holder thereof.

      Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Rule 144A Deposit Agreement any Shares or other Rule 144A Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Rule 144A Deposited Securities, or any Shares or Rule 144A Deposited Securities the deposit of which would violate any provisions of the Bylaws. For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Rule 144A Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit thereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the U.S.

      (5) Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to this Rule 144A GDR or any Rule 144A Deposited Securities or the Rule 144A GDSs evidenced by this Rule 144A GDR, such tax or other governmental charge shall be payable by the Holders and the Beneficial Owner to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Rule 144A Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Rule 144A Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue Rule 144A GDSs, to deliver Rule 144A GDRs, register the transfer, split-up or combination of Rule 144A GDRs and the withdrawal of Rule 144A Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      (6) Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal. Each person depositing Shares under the Rule 144A Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all pre-emptive rights (and similar rights) with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do,
(iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Rule 144A GDSs in respect thereof and the transfer of such Rule 144A GDSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing

Shares, to take any and all actions necessary to correct the consequences thereof. Each person depositing Shares, taking delivery of or transferring Rule 144A GDSs or any beneficial interest therein, or surrendering Rule 144A GDSs or any beneficial interest therein and withdrawing Shares under the Rule 144A Deposit Agreement shall be deemed thereby to acknowledge that the Rule 144A GDRs, the Rule 144A GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the restrictions on transfer set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender or withdrawal (as applicable) complies with the foregoing restrictions. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Rule 144A GDRs or any beneficial interest therein.

      (7) Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder or any Beneficial Owner may be required and every Holder and Beneficial Owner agrees, from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of Rule 144A GDSs and Rule 144A Deposited Securities, compliance with all applicable laws and the terms of the Rule 144A Deposit Agreement, and the provisions of, or governing, the Rule 144A Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Rule 144A GDR, or the distribution or sale of any dividend or distribution of rights or of the net proceeds of the sale thereof or the delivery of any Rule 144A Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information is provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or Rule 144A GDSs for cancellation and withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

      (8) Fees and Charges of Depositary.

      The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom Rule 144A GDSs are issued upon the deposit of Shares (excluding issuances pursuant to paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 Rule 144A GDSs (or fraction thereof) so issued under the terms of the Rule 144A Deposit Agreement;

            (ii) Cancellation Fee: to any person surrendering Rule 144A GDSs for cancellation and withdrawal of Rule 144A Deposited Securities, a fee not in excess of U.S. $5.00 per 100 Rule 144A GDSs (or fraction thereof) so surrendered;

            (iii) Cash Distribution Fee: to any Holder of Rule 144A GDSs, a fee
                  not in excess of U.S. $2.00 per 100 Rule 144A GDSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

            (iv) Stock Distribution /Rights Exercise Fee: to any Holder of Rule 144A GDSs, a fee not in excess of U.S. $2.00 per 100 Rule 144A GDSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distribution or (b) the exercise of rights to purchase additional Rule 144A GDSs;

            (v) Other Distribution Fee: to any Holder of Rule 144A GDSs, a fee not in excess of U.S. $2.00 per 100 Rule 144A GDSs (or fraction thereof) held for the distribution of securities other than Rule 144A GDSs or rights to purchase additional Rule 144A GDSs;

            (vi) Depositary Services Fee: to any Holder of Rule 144A GDSs, a fee not in excess of U.S. $4.00 per 100 Rule 144A GDSs (or fraction thereof) held on the applicable record date(s) established by the Depositary; and

            (vii) Rule 144A GDR Transfer Fee: to any person presenting a Rule
                  144A GDR for transfer, a fee not in excess of U.S. $1.50 per Rule 144A GDR so presented for transfer.

      In addition, Holders, Beneficial Owners, person depositing Shares for deposit and person surrendering Rule 144A GDSs for cancellation and withdrawal of Rule 144A Deposited Securities will be required to pay the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Rule 144A Deposited Securities on the share register and applicable to transfers of Shares or other Rule 144A Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Rule 144A Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of Rule 144A GDSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Rule 144A Deposited Securities, Rule 144A GDSs and Rule 144A GDRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Rule 144A Deposited Securities.

      Any other charges and expenses of the Depositary under the Rule 144A Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (25) of this Rule 144A GDR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

      Depositary Fees payable upon (i) deposit of Shares against issuance of Rule 144A GDSs and (ii) surrender of Rule 144A GDSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the Rule 144A GDSs so issued are delivered (in the case of Rule 144A GDS issuance) and to the person who delivers the Rule 144A GDSs for cancellation to the Depositary (in the case of Rule 144A GDS cancellations). In the case of Rule 144A GDSs issued by the Depositary into DTC or presented to the Depositary via DTC, the Rule 144A GDS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the Rule 144A GDSs from the Depositary or the DTC Participant(s) surrendering the Rule 144A GDSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For Rule 144 GDSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold Rule 144A GDSs.

      The Depositary will reimburse the Company for certain expenses incurred by the Company in respect of the Rule 144A GDR program established pursuant to the Rule 144A Deposit Agreement and may, remit to the Company a portion of the Depositary fees charged, in each case, upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such reasonable out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      (9) Title to Rule 144A GDR. Subject to any limitations set forth herein and in the Rule 144A Deposit Agreement, title to this Rule 144A GDR (and to the Rule 144A GDSs evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that this Rule 144A GDR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Company and the Depositary may deem and treat the Holder of this Rule 144A GDR (that is, the person in whose name this Rule 144A GDR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. The Depositary and the Company shall not have any obligation nor be subject to any liability under the Rule 144A Deposit Agreement or this Rule 144A GDR to any holder of this Rule 144A GDR or any Beneficial Owner unless such holder is the registered Holder of this Rule 144A GDR on the books of the Depositary, or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder of such Rule 144A GDSs registered on the books of the Depositary.

      (10) Validity of Receipt. This Rule 144A GDR shall not be entitled to any benefits under the Rule 144A Deposit Agreement or be valid or enforceable for any purpose unless it has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Rule 144A GDRs.

      (11) Disclosure of Beneficial Ownership. The Company and the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which such Holder or Beneficial Owner holds or owns Rule 144A GDSs (and Shares, as the case may be) and regarding the identity of any other person interested in such Rule 144A GDSs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

      (12) Ownership Restrictions. Notwithstanding any provision of the Rule 144A Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Bylaws. The Company may also restrict, in such manner as it deems appropriate, transfers of the Rule 144A GDSs where such transfer may result in the total number of Shares represented by the Rule 144A GDSs owned by a single Holder or Beneficial Owner to exceed such limits. The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of Rule 144A GDSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Rule 144A GDSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Bylaws.

      Applicable laws and regulations, including those of BACEN, CVM and BOVESPA, may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of Rule 144A GDSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of Rule 144A GDSs are solely responsible for complying with such reporting requirements and obtaining such approvals. Each Holder and Beneficial Owner hereby agrees to file such reports and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. None of the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

      (13) Compliance with Information Requests. Notwithstanding any other provision of the Rule 144A Deposit Agreement, each Holder and Beneficial Owner agrees to comply with requests from the Company or the Depositary pursuant to Brazilian law, the rules and requirements of the Sao Paulo Stock Exchange (Bolsa de Valores de Sao Paulo, also known as "BOVESPA"), and of any other stock exchange on which the Shares are, or may be, registered, traded or listed, or the Bylaws, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner holds or owns Rule 144A GDSs (and Shares, as the case may be) and regarding the identity of any other person interested in such Rule 144A GDSs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

The Depositary and the Company shall comply with Brazil's Monetary Council Resolution number 1927, in its third article, and agree to furnish the Brazilian Securities and Exchange Commission (Commissao de Valores Mobiliarios, also known as "CVM") and the Brazilian Central Bank (Banco Central do Brasil, also known as "BACEN"), whenever required information or documents related to the approved ADR program, the Deposited Securities and distributions thereon.

      (14) [Country law reporting requirements]

      (15) Available Information. If at any time prior to the termination of the Rule 144A Deposit Agreement, the Company is neither a reporting company under
Section 13 or Section 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Securities Exchange Act, the Company will provide, to any Holder, Beneficial Owner, holder of Shares or any prospective purchaser designated by such Holder, Beneficial Owner, holder of such Shares, upon the request of such Holder, Beneficial Owner, holder of such Shares or prospective purchaser, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and otherwise comply with Rule 144A under the Securities Act in connection with resales of Rule 144A GDSs and Shares.

      The Company hereby directs the Depositary to deliver such information, to the extent made available to the Depositary by the Company, during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144A(d)(4) to any such Holder, identified Beneficial Owner, holder of Shares or prospective purchaser at the request of such person. The Company agrees to reimburse the Depositary for its reasonable expenses in connection with such deliveries and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.

      (16) Distributions Upon Rule 144A Deposited Securities. Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or cash distribution on any Rule 144A Deposited Securities, or receives proceeds from the sale of Shares, rights, securities or other entitlements under the terms of the Rule 144A Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in Foreign Currency can, in the judgment of the Depositary (pursuant to the Rule 144A Deposit Agreement), be converted on a practicable basis into Dollars transferable to the U.S., and subject to the Rule 144A Deposit Agreement, promptly convert, or cause to be converted, such cash dividend, distribution or proceeds into Dollars (on the terms described in the Rule 144A Deposit Agreement) and will promptly distribute the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Rule 144A GDSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Rule 144A Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders in respect of the Rule 144A GDSs representing such Rule 144A Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Rule 144A GDSs then outstanding.

      If any distribution upon any Rule 144A Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and, if applicable, registered in the name of the Depositary, the Custodian or any of their nominees, as the case may be. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the Rule 144A GDS Record Date upon the terms described in the Rule 144A Deposit Agreement and this Rule 144A GDR and shall, subject to the terms of the Rule 144A Deposit Agreement, either (i) distribute to the Holders as of the Rule 144A GDS Record Date in proportion to the number of Rule 144A GDSs held as of the Rule 144A GDS Record Date, additional Rule 144A GDSs, which represent in the aggregate the number of Shares received as such dividend or free distribution, subject to the other terms of the Rule 144A Deposit Agreement (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) by either (x) if Rule 144A GDSs are not available in book-entry form, issuing additional Rule 144A GDRs for an aggregate number of Rule 144A GDSs representing the number of Shares received as such dividend or free distribution, or (y) if Rule 144A GDSs are available in book-entry form, reflecting on the records of the Depositary such increase in the aggregate number of Rule 144A GDSs representing such Shares and give notice to DTC of the related increase in the number of Rule 144A GDSs evidenced by the Master Rule 144A GDR, or (ii) if additional Rule 144A GDSs are not so distributed, each Rule 144A GDS issued and outstanding after the Rule 144A GDS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Rule 144A Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional Rule 144A GDSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale upon the terms described above. In the event that the Depositary determines that any distribution in Shares is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligations under the Rule 144A Deposit Agreement hereof, has furnished an opinion of U.S. counsel determining that the distribution to Holders of Shares and the Rule 144A GDSs representing such Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such Shares in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described above. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Rule 144A Deposit Agreement.

      Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least forty five (45) days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of Rule 144A GDSs. Upon receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of Rule 144A GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of Rule 144A GDSs. The Depositary shall make such elective distribution available to Holders only if the Depositary shall have (i) determined that such distribution is reasonably practicable and (ii) received satisfactory documentation within the terms of the Rule 144A Deposit Agreement. If the above conditions are not satisfied or if the

Company requests that such elective distribution not be made available to Holders of Rule 144A GDSs, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Brazil in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 of the Rule 144A Deposit Agreement or
(Y) additional Rule 144A GDSs representing such additional Shares upon the terms described in Section 4.2 thereof. If the above conditions are satisfied, the Depositary shall establish a Rule 144A GDS Record Date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional Rule 144A GDSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Rule 144A Deposit Agreement, or
(Y) in Rule 144A GDSs, the dividend shall be distributed upon the terms described in Section 4.2 thereof. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than in the form of Rule 144A GDSs). There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of the Rule 144A Deposited Securities.

      Whenever the Company intends to distribute to the holders of the Rule 144A Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least forty five (45) days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of Rule 144A GDSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of Rule 144A GDSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders in a timely manner, (ii) the Depositary shall have received satisfactory documentation within the terms of the Rule 144A Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of Rule 144A GDSs, the Depositary shall proceed with the sale of the rights as contemplated hereinafter. In the event all conditions set forth above are satisfied, the Depositary shall establish a Rule 144A GDS Record Date (upon the terms described in the Rule 144A Deposit Agreement) and establish procedures to distribute such rights (by means of warrants or otherwise) and to enable the Holders to exercise the rights (upon payment of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). The Company shall assist the Depositary to the extent necessary in establishing such procedures.

      Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than for Rule 144A GDSs).

      If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of the Rule 144A Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem reasonably practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, (i) cause the proceeds of such sale, if any, to be converted into Dollars upon the terms described in the Rule 144A Deposit Agreement and (ii) distribute the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in the Rule 144A Deposit Agreement.

      If the Depositary is unable to make any rights available to Holders upon the terms described in the Rule 144A Deposit Agreement or to arrange for the sale of the rights upon the terms described in the two preceding paragraphs, the Depositary shall allow such rights to lapse.

      The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything to the contrary herein or in the Rule 144A Deposit Agreement, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of rights an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Rule 144A GDSs representing such Rule 144A Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution of Shares or rights to subscribe therefor is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Shares or rights to subscribe therefor in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges. There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Rule 144A Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Whenever the Company intends to distribute to the holders of Rule 144A Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made available to Holders of Rule 144A GDSs. Upon receipt of a notice indicating that the Company wishes such distribution to be made available to Holders of Rule 144A GDSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Rule 144A Deposit Agreement and (iii) the Depositary shall have determined that such distribution is reasonably practicable within the terms of the Rule 144A Deposit Agreement. Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of Rule 144A GDSs and after making the requisite determinations set forth above, the Depositary shall distribute the property so received to the Holders of record as of the Rule 144A GDS Record Date, in proportion to the number of Rule 144A GDSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution. If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of the Rule 144A Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted in Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the Rule 144A GDS Record Date upon the terms of the Rule 144A Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

      Subject to the terms of the Rule 144A Deposit Agreement, distributions in respect of Rule 144A Deposited Securities that are held by the Depositary or the Custodian in bearer form shall be made to the Depositary for the account of the respective Holders of Rule 144A GDRs with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

      (17) Redemption. If the Company intends to exercise any right of redemption in respect of any of the Rule 144A Deposited Securities, the Company shall give notice thereof to the Depositary at least forty five (45) days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of the Rule 144A Deposit Agreement, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall send to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Rule 144A Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire Rule 144A GDSs and cancel Rule 144A GDRs upon delivery of such Rule 144A GDSs by Holders thereof and the terms set forth in the Rule 144A Deposit Agreement. If less than all outstanding Rule 144A Deposited Securities are redeemed, the Rule 144A GDSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per Rule 144A GDS shall be the per share amount received by the Depositary upon the redemption of the Rule 144A Deposited Securities represented by Rule 144A GDSs (subject to the terms of the Rule 144A Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Rule 144A Deposited Securities represented by each Rule 144A GDS redeemed.

      (18) Rule 144A GDS Record Dates. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Rule 144A Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Rule 144A GDS or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of proxies of, holders of Shares or other Rule 144A Deposited Securities, or whenever the Depositary finds it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary, shall fix a record date (the "Rule 144A GDS Record Date") for the determination of the Holders of Rule 144A GDRs who shall be entitled to receive such dividend or distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each Rule 144A GDS. The Depositary shall make reasonable efforts to establish the Rule 144A GDS Record Date as closely as possible to the applicable record date for the Rule 144A Deposited Securities (if any) set by the Company in Brazil. Subject to applicable law and the provisions of the Rule 144A Deposit Agreement, only the Holders of Rule 144A GDRs at the close of business in New York on such Rule 144A GDS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

      (19) Voting of Rule 144A Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Rule 144A Deposited Securities, the Depositary shall fix the Rule 144A GDS Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting) and at the Company's expense, and provided no U.S. legal prohibitions exist, distribute to Holders as of the Rule 144A GDS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business in New York on the Rule 144A GDS Record Date will be entitled, subject to any applicable law, the Bylaws, the provisions of the Rule 144A Deposit Agreement and the provisions of or governing the Rule 144A Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Rule 144A Deposited Securities represented by such Holder's Rule 144A GDSs, and (c) a brief statement as to the manner in which such voting instructions may be given. Voting instructions may be given only in respect of a number of Rule 144A GDSs representing an integral number of Shares or other Rule 144A Deposited Securities. Upon the timely receipt from a Holder of Rule 144A GDSs as of the Rule 144A GDS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Rule 144A Deposit Agreement, the Bylaws and the provisions of the Rule 144A Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Rule 144A Deposited Securities (in person or by proxy) represented by such Holder's of Rule 144A GDSs in accordance with such instructions.

      Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Rule 144A Deposited Securities represented by Rule 144A GDSs except pursuant to and in accordance with such instructions from Holders. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Rule 144A Deposited Securities represented by such Holder's Rule 144A GDSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such instructions. Rule 144A Deposited Securities represented by Rule 144A GDSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted. Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Rule 144A Deposited Securities (whether or not voting instructions have been received in respect of such Rule 144A Deposited Securities from Holders as of the Rule 144A GDS Record
Date) for the sole purpose of establishing quorum at a meeting of shareholders.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      Notwithstanding anything else contained in the Rule 144A Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Rule 144A Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Rule 144A Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

      (20) Changes Affecting Rule 144A Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Rule 144A Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, such Rule 144A Deposited Securities shall, to the extent permitted by law, be treated as new Rule 144A Deposited

Securities under the Rule 144A Deposit Agreement, and the Rule 144A GDRs shall, subject to the terms of the Rule 144A Deposit Agreement and applicable law, evidence Rule 144A GDSs representing the right to receive such replacement securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Rule 144A Deposit Agreement and receipt of an opinion of counsel satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Rule 144A GDRs or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Rule 144A GDRs to be exchanged for new Rule 144A GDRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Rule 144A GDR attached to the Rule 144A Deposit Agreement specifically describing such new Rule 144A Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash. The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or
(iii) any liability to the purchaser of such securities.

      (21) Reports; Inspection of Register. The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office copies of the Rule 144A Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian, or the nominee of either of them, as the holder of the Rule 144A Deposited Securities, and (b) made generally available to the holders of such Rule 144A Deposited Securities by the Company. The Depositary shall also distribute to Holders, at the Company's request and expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to the Rule 144A Deposit Agreement.

      The Depositary shall keep books, if the book-entry settlement system is available for Rule 144A GDSs, at its Principal New York Office and if the book-entry settlement system is not available for Rule 144A GDSs, in its Principal New York Office for the registration of Rule 144A GDRs and transfers of Rule 144A GDRs, which office or offices, as the case may be, shall be open at all reasonable times for inspection by the Company and by the Holders of such Rule 144A GDRs, provided that such inspection shall not, to the Depositary's knowledge, be for the purpose of communicating with Holders of such Rule 144A GDRs in the interest of a business or object other than the business of the Company or a matter related to the Rule 144A Deposit Agreement, the Rule 144A GDSs or the Rule 144A GDRs.

      The Depositary may close the transfer books with respect to Rule 144 GDRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties under the Rule 144A Deposit Agreement, or at the reasonable request of the Company.

      (22) Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company or its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and other distributions in respect of Rule 144A Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Rule 144A Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of Rule 144A GDSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, addition to tax, penalties, or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e. stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability. The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Rule 144A GDSs including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

      (23) Liability of the Company and the Depositary. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Rule 144A Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Rule 144A Deposit Agreement, by reason of any provision of any present or future law or regulation of the U.S., Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Bylaws or any provision of or governing any Rule 144A Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Rule 144A Deposit Agreement or in the Bylaws or provisions of or governing Rule 144A Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information,
(iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Shares but is not, under the terms of the Rule 144A Deposit Agreement, made available to Holders of Rule 144A GDSs or (v) for any consequential or punitive damages for any breach of the terms of the Rule 144A Deposit Agreement.

      The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The Company and the Depositary assume no obligation and shall not be subject to any liability under this Rule 144A GDR or the Rule 144A Deposit Agreement to Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Rule 144A Deposit Agreement and this Rule 144A GDR without negligence or bad faith. Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Rule 144A Deposited Securities or in respect of the Rule 144A GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

      The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Rule 144A Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Rule 144A Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Rule 144A Deposited Securities, for the validity or worth of the Rule 144A Deposited Securities for the credit-worthiness of any third party, or for any tax consequences that may result from the ownership of Rule 144A GDSs, Shares or Rule 144A Deposited Securities, for allowing any rights to lapse upon the terms of the Rule 144A Deposit Agreement or for the failure or timeliness of any notice from the Company.

      (24) Resignation and Removal of the Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to take effect upon the earlier to occur of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of removal delivered to the Depositary, which notice of removal shall be effective upon the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.5 and 5.9). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.5 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest in the Rule 144A Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Rule 144A GDRs and such other information relating to Rule 144A GDRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

      (25) Amendment/Supplement of Rule 144A Deposit Agreement and Rule 144A GDRs. This Rule 144A GDR, the Rule 144A Deposit Agreement and the form of Rule 144A GDR attached to the Rule 144A Deposit Agreement may be amended or supplemented at any time and from time to time by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulation, taxes, other governmental charges, delivery and other such expenses) or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Rule 144A GDRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Rule 144A GDRs. The parties hereto agree that substantial rights of Holders and Beneficial Owners shall not be deemed materially prejudiced by any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for the Rule 144A GDSs or Shares to be settled in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders or Beneficial Owners. Every Holder or Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed by continuing to hold such Rule 144A GDS(s) or any beneficial interest therein to consent and agree to such amendment or supplement and to be bound by the terms of the Rule 144A Deposit Agreement or this Rule 144A GDR as amended and supplemented thereby.

      In no event shall any amendment or supplement impair the right of the Holder to surrender this Rule 144A GDR and receive therefor the Rule 144A Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Rule 144A Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Rule 144A Deposit Agreement and this Rule 144A GDR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Rule 144A Deposit Agreement or this Rule 144A GDR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

      (26) Termination of Rule 144A Deposit Agreement. The Depositary shall at any time, at the written direction of the Company, terminate the Rule 144A Deposit Agreement by providing notice of such termination to the Holders of all Rule 144A GDSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Rule 144A Deposit Agreement, the Depositary may terminate the Rule 144A Deposit Agreement by distributing notice of such termination to the Holders of all Rule 144A GDSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Rule 144A Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of Rule 144A GDSs is referred to as the "Termination Date". Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Rule 144A Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Rule 144A Deposit Agreement.

      If any Rule 144A GDSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Rule 144A Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Rule 144A Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Rule 144A Deposited Securities, (ii) sell securities and other property received in respect of Rule 144A Deposited Securities, (iii) deliver Rule 144A Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for Rule 144A GDSs surrendered to the Depositary (after deducting or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in
Section 5.05 of the Rule 144A Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Rule 144A Deposit Agreement.

      At any time after the Termination Date, the Depositary may sell the Rule 144A Deposited Securities then held under the Rule 144A Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Rule 144A Deposit Agreement, in an un-segregated account and without liability for interest, for the pro-rata benefit of the Holders whose Rule 144A GDSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Rule 144A Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.05 of the Rule 144A Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Rule 144A Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Rule 144A Deposit Agreement, except for its obligations to the Depositary under Sections 5.05, 5.09 and 7.05 of the Rule 144A Deposit Agreement. The obligations under the terms of the Rule 144A Deposit Agreement of Holders and Beneficial Owners of Rule 144A GDSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable Rule 144A GDSs are presented by their Holders to the Depositary for cancellation under the terms of the Rule 144A Deposit Agreement.

      (27) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph 27 and of the Rule 144A Deposit Agreement, Citibank, N.A., and its agents and their Affiliates, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in Rule 144A GDSs. In its capacity as Depositary, the Depositary shall not lend Shares or Rule 144A GDSs. However, the Depositary may (i) issue Rule 144A GDSs prior to the receipt of Shares pursuant to Section 2.3 of the Rule 144A Deposit Agreement (each such transaction a "Pre-Release Transaction") and (ii) deliver Shares upon the receipt and cancellation of Rule 144A GDSs pursuant to Section 2.7 of the Rule 144A Deposit Agreement, including Rule 144A GDSs which were issued under (i) above but for which Shares may not have been received. The Depositary may accept Rule 144A GDSs in lieu of Shares under (i) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom Rule 144A GDS are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares in trust for the Depositary until such Shares are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate,
(b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the

Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Rule 144A GDSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Rule 144A GDSs outstanding (without giving effect to Rule 144A GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Rule 144A GDSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      The Depositary may require that the person to whom any Pre-Release is made pursuant to this paragraph deliver to the Depositary a duly completed and executed certificate and agreement in substantially the form of Exhibit D-1 to the Rule 144A Deposit Agreement.

Dated:  _______________________

                                    CITIBANK, N.A.,
                                    as Depositary



                                    By:
                                       ------------------------------
                                       Vice President

      The address of the Principal New York Office of the Depositary is 388 Greenwich Street, New York, New York 10013.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto [_______________] whose taxpayer identification number is [______________] and whose address including postal zip code is [_______________] the within Rule 144A GDR and all rights thereunder, hereby irrevocably constituting and appointing attorney-in-fact to transfer said Rule 144A GDR on the books of the Depositary with full power of substitution in the premises.

      In connection with the transfer of this Rule 144A GDR, the undersigned Holder certifies that:

      (Check one)

      /_/   (a)   This Rule 144A GDR is being transferred to a person who the undersigned Holder reasonably believes is a "Qualified
                  Institutional Buyer" (within the meaning of Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A purchasing for its own account or for the account of a Qualified Institutional Buyer that is aware that the resale, pledge or other transfer is being made in reliance on Rule 144A.

      /_/   (b)   This Rule 144A GDR is being transferred to a person other than a U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Regulation S under the Securities Act.

      /_/   (c)   This Rule 144A GDR is being transferred pursuant to an
                  exemption from registration provided by Rule 144 under the Securities Act.

      /_/   (d)   This Rule 144A GDR is being transferred pursuant to an
                  effective registration statement under the Securities Act.

      If none of the boxes above is checked, the Depositary shall not be obligated to register this Rule 144A GDR in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Rule 144A Deposit Agreement shall have been satisfied.

Dated:  ____________________         Name:
                                          --------------------------------
                                          By:
                                          Title:

                                     NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the within instrument in every particular, with out alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

                                                                       EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

   All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the rule 144a deposit agreement.

I.       Depositary Fees

      The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering Rule 144A GDSs for cancellation agree to pay the following fees of the Depositary:

------------------------------------------------------------------------------------------------------------------
                Service                                  Rate                              By Whom Paid
------------------------------------------------------------------------------------------------------------------
(1)       Issuance of Rule 144A GDSs     Up to U.S. $5.00 per 100 Rule 144A    Person depositing Shares or person
          upon deposit of Shares         GDSs (or fraction thereof) issued.    receiving Rule 144A GDSs.
          (excluding issuances as a
          result of distributions
          described in paragraph (4)
          below).
------------------------------------------------------------------------------------------------------------------
(2)       Delivery of Rule 144A          Up to U.S. $5.00 per 100 Rule 144A    Person surrendering Rule 144A GDSs
          Deposited Securities against   GDSs (or fraction thereof)            for the purpose of withdrawal of
          surrender of Rule 144A GDSs.   surrendered.                          Rule 144A Deposited Securities or
                                                                               person to whom Rule 144A Deposited
                                                                               Securities are delivered.
------------------------------------------------------------------------------------------------------------------
(3)       Distribution of cash           Up to U.S. $2.00 per 100 Rule 144A    Person to whom distribution is made.
          dividends or other cash        GDSs (or fraction thereof) held.
          distributions (i.e., sale of
          rights and other
          entitlements).
------------------------------------------------------------------------------------------------------------------
(4)       Distribution of Rule 144A      Up to U.S. $2.00 per 100 Rule 144A    Person to whom distribution is made.
          GDSs pursuant to (i) stock     GDSs (or fraction thereof) held.
          dividends or other free
          stock distributions, or
          (ii) exercise of rights to
          purchase additional Rule
          144A GDSs.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                Service                                  Rate                              By Whom Paid
------------------------------------------------------------------------------------------------------------------

(5)       Distribution of securities     Up to U.S. $2.00 per 100 Rule 144A    Person to whom distribution is made.
          other than Rule 144A GDSs or   GDSs (or fraction thereof) held.
          rights to purchase
          additional Rule 144A GDSs
          (i.e., spin-off shares).
------------------------------------------------------------------------------------------------------------------
(6)       Depositary Services.           Up to U.S. $4.00 per 100 Rule 144A    Person holding Rule 144A GDSs on
                                         GDSs (or fraction thereof) held.      applicable record date(s)
                                                                               established by the Depositary.
------------------------------------------------------------------------------------------------------------------
(7)      Transfer of Rule 144A GDRs.     U.S. $1.50 per certificate            Person presenting certificate for
                                         presented for transfer.               transfer.
------------------------------------------------------------------------------------------------------------------


II. Charges. Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering Rule 144A GDSs for cancellation and for the purpose of withdrawing Rule 144A Deposited Securities shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Rule 144A Deposited Securities on the share register and applicable to transfers of Shares or other Rule 144A Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Rule 144A Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of Rule 144A GDSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Rule 144A Deposited Securities, Rule 144A GDSs and Rule 144A GDRs; and

(vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Rule 144A Deposited Securities.

                                                                       EXHIBIT C

                    BLANKET ISSUER LETTER OF REPRESENTATIONS
                           [To be Completed by Issuer]

      ---------------------------------------------------------------------
                                [Name of Issuer]

                                             -----------------------------------
                                                          Date
[For Municipal Issues:
         Underwriting Department - Eligibility; 50th Floor]
[For Corporate Issues:
         General Counsel's Office; 49th Floor]
The Depository Trust Company
55 Water Street
New York, NY  10041

Ladies and Gentlemen:

      This letter sets forth our understanding with respect to all issues (the "Securities") that Issuer shall request be made eligible for deposit by The Depository Trust Company ("DTC").

      To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements stated in DTC's Operational Arrangements, as they may be amended from time to time.

                                        Very truly yours

Note:

Schedule A contains statements
that DTC believes accurately
describes DTC, the method of
effecting book-entry transfers
of securities distributed               ----------------------------------------
through DTC, and certain                              (Issuer)
related matters.


                                        By:
                                           -------------------------------------
                                             (Authorized Officer's Signature)
Received and Accepted:
THE DEPOSITORY TRUST COMPANY
                                        ----------------------------------------
                                                    (Print Name)

By:
   -----------------------------        ----------------------------------------
                                                   (Street Address)


                                        ----------------------------------------
                                        (City (State)(Country)        (Zip Code)


                                        ----------------------------------------
                                                    (Phone Number)


                                        ----------------------------------------
                                                    (E-mail Address)

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC - bracketed material may be applicable only to certain issues)

1. The Depository Trust Company ("DTC') , New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co., (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to any remaining principal amount of such issue.

2. DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants' include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

3. Purchases of Securities under the DTC system must be made by or though Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participant to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish t take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer from or registered in "street name," and will be the responsibility of such Participant and not of DTC [nor its nominee], Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested any an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursements of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

[9. A. Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                                                     EXHIBIT D-1

         Certification and Agreement of Persons Acquiring Rule 144A GDSs
              Upon Deposit of Shares Pursuant to Section 2.3 of the
                           Rule 144A Deposit Agreement


Citibank, N.A.
Depositary Receipts Department
111 Wall Street, 15th Floor
New York, NY  10013
Fax:  212-825-2029
                                                  Re: Gafisa S.A.

      We refer to the Amended and Restated Rule 144A Deposit Agreement, dated as of March 21, 2007 (the "Rule 144A Deposit Agreement"), by and among GAFISA S.A. ("Company"), CITIBANK, N.A., as Depositary, and Holders and Beneficial Owners from time to time of Rule 144A Global Depositary Shares (the "Rule 144A GDSs") evidenced by Rule 144A Global Depositary Receipts (the "Rule 144A GDRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Rule 144A Deposit Agreement.

      1. This Certification and Agreement is furnished in connection with the deposit of Shares and request for issuance request of Rule 144A GDSs (the "Rule 144A GDSs") pursuant to Section 2.5 of the Rule 144A Deposit Agreement.

      2. We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Rule 144A GDRs, the Rule 144A GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or with any securities regulatory authority in any state or other jurisdiction of the United States.

      3. We certify that we are not the Company or an "Affiliate" (as such term is defined in Regulation C under the Act) of the Company and that, if we are acting on behalf of another person, such person is not the "Company" and has confirmed to us that it is not an "Affiliate" of the Company and that it is not acting on behalf of the Company or an "Affiliate" of the Company.

      4. We certify that either:

      (a) We are a Qualified Institutional Buyer (as defined in Rule 144A under the Act), and at the time of issuance of the Rule 144A GDSs referred to above, we (or one or more Qualified Institutional Buyers for whose account we are acting) will be the beneficial owner thereof.


                                     D-1-1

                                       OR


      (b) We are a broker-dealer acting for the account of our customer and our customer has confirmed to us that it is a Qualified Institutional Buyer and either:

                  (i) at the time of issuance of the Rule 144A GDSs referred to above, it will be the beneficial owner of thereof, or

                  (ii) it is acting for the account of a Qualified Institutional
            Buyer that, at the time of issuance, will be the beneficial owner of the Rule 144A GDSs referred to above.

                                       OR

      (c) At the time of issuance, we will be the beneficial owner of the Rule 144A GDSs; and we are not a U.S. Person (as such terms is defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S).

                                       OR

      (d) We are a broker-dealer acting for the account of our customer and our customer has confirmed to us that either (i) it will be at the time of issuance the beneficial owner of the Rule 144A GDSs, it is not a U.S. Person (as such term is defined in Regulations S under the Act) and is located outside the United States (within the meaning of Regulation S under the Act) and acquired, or has agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S); or (ii) it is located outside the United States (within the meaning of Regulation S) and is acting for the account of a person other than a U.S. Person (as defined in Regulation S) located outside the United States (within the meaning of Regulation S) who acquired, or has agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S) and who, at the time of issuance, will be the beneficial owner of the Rule 144A GDSs evidenced thereby.

      5. As the beneficial owner of the Rule 144A GDSs, we agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Rule 144A GDRs, the Rule 144A GDSs evidenced thereby or the Shares represented thereby except (a) to a person whom we reasonably believe is a Qualified Institutional Buyer within the meaning of Rule 144A under the Act purchasing for its own account or for the account of another Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A under the Act, (b) outside the United States to a person other than a U.S. Person (as defined in Regulation S) in accordance with Regulation S under the Act, or (c) in accordance with Rule 144 under the Act (if available), or (d) pursuant to an


                                     D-1-2
effective registration statement under the Act, in each case in accordance with any applicable securities laws of any state of the United States.

                                    Very truly yours,

                                    ___________________________________
                                    [NAME OF CERTIFYING ENTITY]


                                    By: __________________________________
                                        Name:
                                        Title:

Dated:


                                     D-1-3

                                                                     EXHIBIT D-2

       Certification and Agreement of Persons Surrendering Rule 144A GDSs
         for the Purpose of Withdrawal of Rule 144A Deposited Securities
           Pursuant to Section 2.7 of the Rule 144A Deposit Agreement


Citibank, N.A.
Depositary Receipts Department
111 Wall Street, 15th Floor
New York, NY  10013
Fax:  212-825-2029
                                                  Re: Gafisa S.A.

      We refer to the Amended and Restated Rule 144A Deposit Agreement, dated as of March 21, 2007 (the "Rule 144A Deposit Agreement"), by and among GAFISA S.A. (the "Company"), CITIBANK, N.A., as Depositary, and Holders and Beneficial Owners from time to time of Rule 144A GDSs (the "Rule 144A GDSs") evidenced by Rule 144A Global Depositary Receipts (the "Rule 144A GDRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Rule 144A Deposit Agreement.

      1. We are surrendering Rule 144A GDSs or giving withdrawal instructions through DTC in accordance with the terms of the Rule 144A Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the Rule 144A GDSs (the "Shares") pursuant to Section 2.7 of the Rule 144A Deposit Agreement.

      2. We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or with any securities regulatory authority in any state or other jurisdiction of the United States.

      3. We certify that either:

      (a) We are a Qualified Institutional Buyer (as defined in Rule 144A under the Act) acting for our own account or for the account of one or more Qualified Institutional Buyers, and either:

            (i) we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Rule 144A GDSs, Rule 144A GDRs or the Shares to persons other than U.S. Persons (as such term is defined in Regulation S under the Act) in accordance with Regulation S under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Rule 144A GDRs and Rule 144A GDSs, or

            (ii) we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will


                                     D-2-1
      have sold or otherwise transferred, the Rule 144A GDSs, Rule 144A GDRs or the Shares to another Qualified Institutional Buyer in accordance with Rule 144A under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Rule 144A GDSs and Rule 144A GDRs, or

            (iii) we (or it) will be the beneficial owner of the Shares upon withdrawal, and, accordingly, we agree (or if we are acting for the account of one or more Qualified Institutional Buyers, each such Qualified Institutional Buyer has confirmed to us that it agrees) that (x) we (or
      it) will not offer, sell, pledge or otherwise transfer the Shares except
      (A) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a Qualified Institutional Buyer within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A under the Act, (B) outside the United States to persons other than U.S. Persons (as such term is defined in Regulation S under the Act) in accordance with Regulation S under the Act, or (C) in accordance with Rule 144 under the Act (if available), or (D) pursuant to an effective registration statement under the Act, in each case in accordance with any applicable securities laws of any state of the United States, and (y) we (or it) will not deposit or cause to be deposited such Shares into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a Rule 144A restricted depositary receipts facility, so long as such Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Act.

                                       OR

      (b) We are a person other than a U.S. Person (as such term is defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act); we acquired, or have agreed to acquire and at or prior to the time of the withdrawal will have acquired, the Rule 144A GDSs, Rule 144A GDRs or the Shares outside the United States (within the meaning of Regulation S); and we are, or upon acquisition thereof will be, the beneficial owner of the Rule 144A GDSs, Rule 144A GDRs or the Shares.


                                     D-2-2

      4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

                                    Very truly yours,

                                    _____________________________________
                                    [NAME OF CERTIFYING ENTITY]


                                    By: __________________________________
                                        Name:
                                        Title:


Date:


                                     D-2-3